EXHIBIT 10.8


                                      LEASE

                                     for the

                       MARRIOTT BRIGHTON GARDENS FACILITY

                                     between

                         HMC RETIREMENT PROPERTIES, INC.
                                  ("LANDLORD")

                                       and

                      MARRIOTT SENIOR LIVING SERVICES, INC.
                                   ("TENANT")

                                       at

                                   SCOTTSDALE
                            MARICOPA COUNTY, ARIZONA

                                TABLE OF CONTENTS

                           FACILITIES LEASE AGREEMENT

                                                                            PAGE

ARTICLE 1      LEASE OF PREMISES..............................................1

               Section 1.01  "As-Is" Letting..................................1
               Section 1.02  Tenant's Right of Possession.....................2
               Section 1.03  Landlord's Corporation...........................2

ARTICLE 2      DEFINITION OF TERMS............................................3

               Section 2.01  Definition of Terms..............................3

ARTICLE 3      TERM..........................................................10

               Section 3.01  Term............................................10
               Section 3.02  Extended Term...................................10
               Section 3.03  Notice of Termination...........................11
               Section 3.04  Obligations of Parties at Termination...........11

ARTICLE 4      ABSOLUTELY NET LEASE..........................................12

               Section 4.01  Net Lease.......................................12
               Section 4.02  Non-Terminability of Lease......................12

ARTICLE 5      RENTAL........................................................13

               Section 5.01  Rental..........................................13
               Section 5.02  Payment of Rental...............................14
               Section 5.03  Records; Audit by Landlord......................15
               Section 5.04  Subleases, Licenses and Concessions.............16
               Section 5.05  Rental Upon Change of Use.......................17
               Section 5.06  Rental Upon Certain Expansions..................17
               Section 5.07  Special Rental Advance..........................18

ARTICLE 6      OPERATION AND MAINTENANCE OF PREMISES.........................18

               Section 6.01  Operation and Maintenance of Premises...........18
               Section 6.02  Taxes...........................................19
               Section 6.03  Compliance with Requirements,
                               Covenants and Restrictions....................19

                                    (i)

               Section 6.04  Landlord's Right to Perform
                               Tenant Obligations............................20
               Section 6.05  Compliance with Laws............................20
               Section 6.06  Tenant's Right to Contest.......................20
               Section 6.07  Liens...........................................21

ARTICLE 7      USE...........................................................22

               Section 7.01  Use.............................................22
               Section 7.02  Change of Use...................................22

ARTICLE 8      INDEMNIFICATION...............................................22

               Section 8.01  General Indemnification by Tenant...............22
               Section 8.02  Environmental Indemnification...................24
               Section 8.03  Defense of Indemnified Parties..................24
               Section 8.04  Payment by Tenant...............................25
               Section 8.05  Survival........................................25
               Section 8.06  Continuing Obligations..........................25

ARTICLE 9      ALTERATIONS AND EXPANSIONS....................................25

               Section 9.01  Alterations and Expansions......................25
               Section 9.02  Alterations and Expansions During,
                               Last Five Years of Term.......................26
               Section 9.03  Recovery of Mandated Expenditures...............26

ARTICLE 10     FF&E,  FIXED ASSET SUPPLIES AND INVENTORIES...................27

               Section 10.01  FF&E Upon Commencement Date....................27
               Section 10.02  FF&E Upon Termination..........................28
               Section 10.03  Landlord's Security Interest in
                                Tenant's FF&E, Fixed Asset
                                Supplies and Inventories.....................28

ARTICLE 11     TRADEMARKS, TRADE NAMES AND SERVICE MARKS.....................29

               Section 11.01  Trademarks, Trade Names and
                                Service Marks................................29

                                      (ii)

ARTICLE 12     ENVIRONMENTAL HAZARDS.........................................30

               Section 12.01  Compliance with Environmental Law..............30
               Section 12.02  Environmental Assessments......................32

ARTICLE 13     INSURANCE.....................................................34

               Section 13.01  Property & Business Interruption
                               Insurance.....................................34
               Section 13.02  Application of Proceeds........................34
               Section 13.03  Waiver of Rights of Subrogation................36
               Section 13.04  Operational Insurance..........................36
               Section 13.05  Blanket and Self-Insurance.....................36
               Section 13.06  Costs of Insurance.............................37
               Section 13.07  Defense of Claims after Termination............37
               Section 13.08  Coverage and Certificates......................37
               Section 13.09  Alternative Insurance Coverage.................38

ARTICLE 14     DAMAGE BY FIRE OR OTHER CASUALTY..............................38

               Section 14.01  Damage by Fire or Other Casualty...............38
               Section 14.02  Partial Damage by Fire or Other Casualty.......39
               Section 14.03  Damage Occurring After the 10th
                                Anniversary of Commencement Date.............39
               Section 14.04  No Abatement of Rent Due to Casualty...........39
               Section 14.05  Early Termination..............................40
               Section 14.06  Uninsurable Loss...............................40

ARTICLE 15     CONDEMNATION..................................................41

               Section 15.01  Notice of Condemnation and Assignment
                                of Rights....................................41
               Section 15.02  Tenant's Right to Pursue a Claim...............41
               Section 15.03  Temporary Taking...............................41
               Section 15.04  Total Taking...................................42
               Section 15.05  Substantial Taking.............................43
               Section 15.06  Partial Taking.................................43

                                     (iii)

ARTICLE 16     ASSIGNMENT, SALE AND SUBLETTING...............................46

               Section 16.01 Sale or Assignment by Landlord..................46
               Section 16.02 Assignment by Tenant............................46
               Section 16.03 Tenant's Right to Sublease......................47

ARTICLE 17     HOLDING OVER..................................................47

               Section 17.01  Holdover.......................................47

ARTICLE 18     ESTOPPEL CERTIFICATES.........................................47

               Section 18.01  Estoppel Certificates..........................47

ARTICLE 19     LANDLORD FINANCING ...........................................48

               Section 19.01  Right to Finance...............................48
               Section 19.02  Priority.......................................48
               Section 19.03 Mortgage Amendments.............................49

ARTICLE 20     DEFAULT BY TENANT.............................................49

               Section 20.01  Events of Default..............................49
               Section 20.02  Landlord's Rights Upon an Event of Default.....50
               Section 20.03  Implied Waiver.................................52
               Section 20.04  Injunctive Relief..............................52

ARTICLE 21     PROVISIONS APPLICABLE TO PURCHASE
                 BY TENANT OF THE PREMISES...................................53

               Section 21.01  Procedures Upon Purchase.......................53

ARTICLE 22     NOTICES.......................................................55

               Section 22.01  Notices........................................55

ARTICLE 23     MEMORANDUM OF LEASE...........................................57

               Section 23.01  Memorandum of Lease............................57

                                      (iv)

ARTICLE 24     MISCELLANEOUS.................................................57

               Section 24.01  Partial Invalidity.............................57
               Section 24.02  Headings.......................................57
               Section 24.03  Binding Effect.................................58
               Section 24.04  Representations................................58
               Section 24.05  Amendments.....................................58
               Section 24.06  Brokers........................................58
               Section 24.07  Authority to Execute...........................58
               Section 24.08  Applicable Law.................................58
               Section 24.09  Construction...................................58
               Section 24.10  Impossibility of Performance...................59
               Section 24.11  Time of Essence................................59
               Section 24.12  Attorney's Fees................................59
               Section 24.13  No Merger......................................59
               Section 24.14  Landlord's Right to Enter......................59
               Section 24.15  Corporate Reorganization of Tenant.............59
               Section 24.16  No Waiver......................................60
               Section 24.17  Confidentiality................................60
               Section 24.18  Gender and Number..............................60
               Section 24.19  Survival.......................................61
               Section 24.20  Acceptance of Surrender........................61
               Section 24.21  Non-Recourse as to Landlord....................61
               Section 24.22  Entire Agreement; Integration..................61
               Section 24.23  Waiver of Trial by Jury........................62
               Section 24.24  Tenant's Remedies..............................62
               Section 24.25  Landlord and Tenant Relationship...............62

ARTICLE 25     SPECIAL PROVISIONS............................................63

               Section 25.01  Supremacy of Article 25........................63
               Section 25.02  Completion of Construction.....................63


 EXHIBITS

 A        Description of Land and Premises with Site Plan
 B        [This Exhibit Intentionally Not Used]
 C        Schedules of Landlord's FF&E, Fixed Asset Supplies and Inventories
 D        Landlord's Trademarks, Etc.
 E        Related Landlord Leases


                                       (v)

                           FACILITIES LEASE AGREEMENT


         THIS LEASE is made as of the 8th day of October, 1993 ("Commencement Date"), by and between HMC RETIREMENT PROPERTIES, INC. ("Landlord"), a Delaware corporation with a mailing address at 10400 Fernwood Road, Bethesda, Maryland
20817, and MARRIOTT SENIOR LIVING SERVICES, INC. ("Tenant"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.

                                R E C I T A L S:

         A. The Premises were developed by a corporation which was an Affiliate of Tenant. Both such corporations were subsidiaries of Landlord and engaged in the business of owning and/or operating senior living retirement and health care facilities under the Marriott trade name.

         B. The lease transaction described herein is a portion of a larger transaction involving multiple properties. As a material inducement to the other party, each party hereto has agreed to also enter into the Related Landlord Lease(s).

                                    ARTICLE 1

                                LEASE OF PREMISES

         Section 1.01  "As-Is" Letting

         A. In consideration of the Rentals, covenants and agreements to be paid, kept and performed hereunder, Landlord, for the term and upon the conditions hereinafter set forth, leases to Tenant and Tenant leases and takes from Landlord, the Premises, together with all privileges, easements and appurtenances beneficial thereto.

         B. The Premises are leased to Tenant "as is" and Landlord makes no representation or warranty, express or implied, with respect to the condition of the Premises, or as to the compliance of the Premises with any Legal Requirements. Tenant has examined the Premises and title to the Premises and has found all of the same satisfactory for its purposes. Tenant accepts the Premises subject to the existing state of title. During the term of this Lease, Tenant shall have the nonexclusive right to use, enforce and obtain the benefits of all guaranties and warranties relating to the construction, improvement, alteration and repair of the Premises and all architectural and engineering plans, drawings and specifications related thereto, and during the term of this Lease Landlord shall execute such assignments or other transfer instruments as are necessary to transfer the benefits of all such guaranties, warranties and rights to Tenant, and shall not waive, surrender or modify any of Landlord's rights with respect thereto without obtaining Tenant's prior written consent.

         Section 1.02  Tenant's Right of Possession

         During the term of this Lease, Tenant shall have exclusive possession (subject to the rights of existing residents therein) and control of the Premises.

         Section 1.03  Landlord's Cooperation

         A. Landlord agrees upon request by Tenant to provide all information relevant to Landlord, its officers and directors, and to execute, and to cause its officers and directors to sign, promptly, and without charge, all applications (including all documents related thereto) for licenses, permits, instruments or other general approvals required to be submitted to any governmental authority that are necessary for the proper and successful conduct of Tenant's lawful business operations at the Premises if and to the extent such execution and/or information by or from Landlord and/or any of its officers and directors is required by law, regulation or governmental practice in order for Tenant to obtain any such license, permit, instrument or other governmental approval; provided, however, that all costs and expenses associated therewith shall be the sole obligation of Tenant, and Tenant shall promptly pay and discharge the same, and provided further, that the proper execution of any such application shall not expose Landlord to any personal liability. In all cases, Landlord shall have a reasonable amount of time to comply with Tenant's requests pursuant to this Section 1.03A, Landlord and Tenant shall, in good faith, cooperate with each other in determining and complying with relevant governmental requirements, and Tenant shall afford Landlord every reasonable opportunity to question and challenge by appropriate administrative and/or judicial process any relevant governmental requirement so long as such challenge does not materially and adversely affect any material license, permit or governmental approval of Tenant. Tenant hereby agrees that it will fully indemnify, defend and save Landlord harmless from and against any and all costs, losses and expenses, including, without limitation, any and all legal fees and court costs incurred or suffered by Landlord as a result of its compliance with the obligations imposed upon Landlord under this Section 1.03 except in the case of Landlord's fraud or willful misconduct.

         B. If Landlord should fail to comply with the requirements of Section 1.03A above, and such failure should continue for more than thirty (30) days after Notice from Tenant specifying the required cooperation and informing Landlord that Tenant intends to act pursuant to this Section 1.03B if such cooperation is not provided within said thirty (30) day period and such failure results, or with reasonable certainty will result, in the denial, non-renewal or withdrawal of a material license, permit or governmental approval that will materially and adversely affect Tenant's business at the Premises, then, in addition and not as a substitution for any remedies available to Tenant under
Section  24.24 of this Lease,  if such  failure is not cured  within such thirty
(30) day period, Tenant shall have the right to terminate this Lease by so notifying Landlord not later than the date which is sixty (60) days after the date of the aforesaid Notice. If Tenant elects to exercise the night described in the preceding sentence, it shall, simultaneously with its delivery of its Notice of termination, deliver to Landlord its irrevocable offer to purchase the Premises for an amount equal to the Leasehold Purchase Price.

         C. Landlord may accept or reject Tenant's irrevocable offer to purchase the Premises by sending Tenant a Notice of rejection or acceptance within thirty
(30) days from the date upon which Landlord received Tenant's Notice of termination. If Landlord fails to send Tenant a

Notice of rejection or acceptance within thirty (30) days of its receipt of Tenant's irrevocable offer to purchase the Premises, Landlord shall be deemed to have accepted such offer. If Landlord accepts or is deemed to have accepted Tenant's offer to purchase, the Lease shall terminate and closing of such purchase shall occur in accordance with the provisions of Article 21. Upon such termination, Tenant shall pay to Landlord all Rental due through such date of termination landlord shall convey the Premises to Tenant in accordance with the provisions of Section 21.01.

         D. If Landlord rejects Tenant's irrevocable offer to purchase pursuant to Section 1.03B, this Lease shall terminate on a Minimum Rental payment date specified by Tenant in its Notice of termination which occurs not earlier than ninety (90) days nor later than one hundred twenty (120) days after delivery to Landlord of Tenant's irrevocable offer to purchase, provided that this Lease shall not terminate unless and until Tenant shall have paid all sums due hereunder (including, without limitation, all taxes and insurance premiums) as of the actual date of termination. Upon such termination, Tenant shall vacate the Premises in accordance with the provisions of Section 3.04.

         E. Landlord shall have the right at all times prior to either a closing date for any purchase under Section 1.03C or the termination date under Section 1.03D, to cancel the right of Tenant to so purchase or terminate pursuant to said sections, by complying with the requirements of Section 1.03A in sufficient time and manner so that the subject license, permit or approval is obtained or reinstated by a date that is prior to the aforesaid closing date or termination date as the case may be.

                                END OF ARTICLE 1

                                    ARTICLE 2

                               DEFINITION OF TERMS

         Section 2.01  Definition of Terms

         The following terms when used in this Lease shall have the meanings indicated:

         "Accounting Period" shall mean the four (4) week accounting periods having the same beginning and ending dates as Tenant's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Tenant's accounting system to the calendar.

         "Additional Rental" shall mean any obligation of Tenant to pay money to Landlord under this Lease, other than Minimum Rental or Percentage Rental.

         "Affiliate" shall mean any individual or entity directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         "Alternative Rental" shall have the meaning set forth in Section 5.05.

         "Business Day(s)" means Monday through Friday (except holidays); "normal business hours" means 8:00 a.m. to 6:00 p.m. on Business Days; and "holidays" mean New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         "Change of Use" shall have the meaning set forth in Section 7.02.

         "Commencement Date" shall have the meaning set forth in the Preamble.

         "Effective Extended Term" means any Extended Term that has become effective by reason of the occurrence of the first day of such Extended Term or because Tenant has irrevocably exercised its option to extend the Term through such Extended Term.

         "Environmental Laws" shall mean: (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as now or hereafter amended and the Resource Conservation and Recovery Act of 1976, as now or hereafter amended; (b) the regulations promulgated thereunder, from time to time; (c) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, management, storage, disposal or abatement of Hazardous Materials or protection of human health or the environment.

         "Environmental Violation" shall mean any violation of any Environmental Law at or relating to the Premises.

         "Event of Default" shall have the meaning set forth in Section 20.01.

         "Expansion" shall have the meaning set forth in Section 9.01.

         "Expansion Rental" shall have the meaning set forth in Section 5.06B.

         "Extended Term(s)" shall have the meaning set forth in Section 3.02.

         "FF&E" shall mean all of the furniture, furnishings, and equipment (including trade fixtures and equipment) owned by Landlord and/or Tenant, situated at or on the Premises and used in connection with Tenant's use and occupancy of the Premises.

         "Fiscal Quarter" shall mean the period of time which (i) commences on the first day of a Fiscal Year and ends on the last day of the third (3rd) Accounting Period of such Fiscal Year; (ii) commences on the first day of the fourth (4th) Accounting Period of a Fiscal Year and ends on the last day of the sixth (6th) Accounting Period of such Fiscal Year; (iii) commences on the first day of the seventh (7th) Accounting Period of a Fiscal Year and ends on the last day of the
                                       -4-
ninth (9th) Accounting Period of such Fiscal Year; and (iv) commences on the first day of the tenth (10th) Accounting Period of a Fiscal Year and ends on the last day of such Fiscal Year.

         "Fiscal Year" shall mean Tenant's Fiscal Year which now ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. If Tenant's Fiscal Year is changed in the future, appropriate adjustment to this Lease's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the Term of this Lease or in any way reduce the payment of Percentage Rental or other payments due Landlord hereunder.

         "Fixed  Asset   Supplies"  shall  mean  supply  items  included  within
"Property and Equipment" under the Uniform System of Accounts including linen, china, glassware, silver, uniforms, and similar items.

         "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Landlord and reasonably satisfactory to Tenant (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator", or similar terminology, such adjustment shall be equal to the percentage increase in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Commencement Date occurred, it being agreed that for purposes of this Lease, no GDP Deflator adjustment shall operate to decrease any sum or number specified in this lease.

         "Guaranty" means that certain Agreement of Guaranty between Landlord and Guarantor of even date herewith.

         "Guarantor"  shall  mean  Marriott  International,   Inc.,  a  Delaware
corporation, whose mailing address is 10400 Fernwood Road, Bethesda, Maryland 20817.

         "Hazardous Materials" shall mean and include any substance or material containing one or more of any of the following: "hazardous material", "hazardous waste", hazardous substance", "regulated substance", "petroleum", "petroleum products", "pollutant", "contaminant", "polychlorinated biphenyls", "pesticides", "asbestos", or "asbestos containing materials" as such terms are defined in any applicable Environmental Law.

         "Improvements" shall mean the buildings, parking lots, structures, and all other improvements and fixtures (other than trade fixtures owned by Tenant) now or hereafter located on the Land together with the electrical, mechanical, plumbing and HVAC systems installed therein.

         "Indemnified Parties" shall have the meaning set forth in Section 8.01.

         "Initial Term" shall have the meaning set forth in Section 3.01.

         "Insubstantial Taking" shall mean a condemnation of a portion of the Premises that is less than all or substantially all of the Premises if (i) the Improvements can be restored to substantially the same physical condition which prevailed therein and thereon prior to such condemnation at a cost not exceeding the condemnation award payable with respect thereto, (ii) the condemnation does not cause a material reduction in the size or useability of any building on the Premises or any material disruption to Tenant's use and occupancy of the Premises, and (iii) such condemnation will not materially reduce the operating profitability of its business on the Premises after any restoration when compared to such profitability before the condemnation.

         "Insurance Requirements" shall mean the requirements of any and all insurance policies procured in accordance with the terms hereof.

         "Insurance Trustee" shall mean a bank, insurance company, pension fund, real estate investment trust or commercial lending institution, with financial statements audited by an independent public accounting firm and a net worth of at least One Hundred Million Dollars ($100,000,000). The Senior Mortgagee shall be the Insurance Trustee if the Senior Mortgagee fulfills the requirements of the first sentence of this paragraph. If there is no Senior Mortgagee that fulfills the requirements of the first sentence of this paragraph, the Insurance Trustee shall be such qualifying institution as is selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed.

         "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Land" shall mean the real property described in Exhibit A hereto, or such lesser area that from time to time may be leased by Tenant hereunder as set forth in this Lease.

         "Landlord" shall have the meaning set forth in the Preamble and its successors and assigns.

         "Landlord's Audit" shall have the meaning set forth in Section 5.03.

         "Landlord's Temporary Taking Award" shall have the meaning set forth in
Section 15.03.

         "Lease" shall mean this Facilities Lease Agreement between Landlord and Tenant dated as of the Commencement Date.

         "Lease Interest Rate" shall mean the Prime Rate as set from time to time by. Bankers Trust Company, New York, New York plus two (2) percentage points per annum, but in no event shall the Lease Interest Rate be less than ten percent (10%) per annum; provided, however, that the Lease Interest Rate shall not exceed the maximum rate of interest from time to time permitted to be charged under applicable law with respect to the indebtedness and party for which and against whom such interest is charged under this Lease.

         "Lease Memorandum" shall have the meaning set forth in Section 23.01.

         "Leasehold Purchase Price" shall be at any particular time during the Term, the dollar amount equal to the present value as of the date of such purchase of the payments of Minimum Rental, Alternative Rental if any, and Expansion Rental if any, that would have been payable during the period commencing on the date of such purchase and ending on the date of expiration of the current term of this Lease (including any Effective Extended Term) discounted to the date of purchase at an interest rate equal to the effective interest rate on United States Treasury, obligations as of the month preceding the date of such purchase and having a maturity most nearly equal to the number of months remaining in the current term of this Lease (including any Effective Extended Term) as of the date of such purchase.

         'Legal  Requirement(s)"  shall  have the  meaning  set forth in Section
6.05.

         "Major Casualty" shall mean any damage to or destruction of all or any portion of the Premises when such casualty is likely to result in a significant reduction in the operating profitability of Tenant's business on the Premises for a period exceeding twelve (12) months based upon the assumption that the casualty will be repaired with reasonable diligence.

         "Mandated Expenditure(s)" shall mean all costs in excess of Twenty Five Thousand Dollars ($25,000) adjusted by the GDP Deflator, in the aggregate in any Fiscal Year that are: (i) incurred by Tenant to (x) repair, renovate, or improve the Premises or (y) remedy or mitigate any condition therein, thereon or thereunder if such actions referred to in clause (x) or clause (y) (1) are required to be made by reason of any Legal Requirement not in effect on the Commencement Date, (2) are made to enable Tenant to continue its then current operations in the Premises and (3) would be capitalized under generally accepted accounting principles; (ii) incurred by Tenant pursuant to Section 8.02, Section
12.01 or Section 12.02 that are attributable to (A) remediating or correcting a condition on the Premises that existed on the Commencement Date (whether or not such condition was a violation of any Environmental Laws in effect on the Commencement Date), or (B) the migration of any Hazardous Materials to the Premises from real property other than the Premises, or (C) the adoption or amendment of any Environmental Law that results in any act or omission occurring after the Commencement Date constituting a violation of any Environmental Law if and to the extent that such act or omission was not a violation of any Environmental Law when it occurred; or (iii) costs that constitute Mandated Expenditures pursuant to Section 14.06B.

         "Minimum Rental" shall have the meaning set forth in Section 5.01.

         "Mortgage" shall mean any security instrument which encumbers the Premises, including, without limitation, mortgages, deeds of trust, security deeds and similar instruments.

         "Mortgagee" shall mean the holder of, or beneficiary under, any Mortgage on Landlord's interest in the Premises.

         "Notice" shall have the meaning set forth in Section 22.01.

         "Operating Revenues" shall mean the aggregate of all monies received by Tenant from or with respect to the Premises, including without limitation, moneys received for (i) the sale of goods, wares and merchandise, and (ii) the provision of accommodations and food services and (iii) the provision of nursing, health care and retirement community services, and (iv) the provision of any other services or the sale of any other goods, for cash or credit on or from the Premises during the Term hereof including, but not limited to income arising from: rental of rooms, stores, offices and meeting and sales spaces of every kind; license, lease and concession fees and rentals paid to Tenant (but not including gross receipts of licensees, lessees and concessionaires); food and beverage sales and services; sales of merchandise; service charges, to the extent not distributed to Tenant's employees as gratuities; net receipts from ancillary health care related services provided by third party contractors, vending machines, stamp machines, telephones, and the like (but not including gross receipts of same collected by or paid to others except to the extent hereafter provided); provided, however, that Operating Revenues shall not include the following:

                  (a) returns or refunds, or credits received in settlement of claims for loss or damage to goods, wares, merchandise, or deficient services;

                  (b) all sales taxes, excise taxes, occupational taxes, gross receipt taxes and similar taxes paid, whether imposed under any existing or future rules, regulations, laws or ordinances, provided, however, that any income, excess profits, franchise, or other taxes based upon, or measured by, Tenant's income shall not be excluded from Operating Revenues;

                  (c) any receipts from the transfer of goods, wares or merchandise from the Premises to any other facility operated by Tenant or its Affiliates;

                  (d) all receipts from sales to employees made at a discount; provided, however, if the Premises are convened to a store which is closed to the general public, but offers merchandise for sale to its employees, then such sales are to be included in the definition of Operating Revenues;

                  (e)      gratuities to Tenant's employees;

                  (f)      insurance proceeds;

                  (g) condemnation award(s) (other than any condemnation award for a temporary taking as described in Section 15.03 hereof); and

                  (h) proceeds from the sale of Tenant's FF&E or all or a substantial part of its stock-in-trade and merchandise at a sale other than in the ordinary course of business.

         "Partial Condemnation Reduction Percentage" shall mean that percentage applicable in the event of a condemnation equal to the fraction whose numerator is the fair market value of the Premises immediately prior to the effective date of such condemnation less the fair market value of the Premises remaining immediately after such condemnation has become effective and excluding the portion of the Premises taken by the condemning authority and whose denominator is the fair market value of the Premises immediately prior to the effective date of such condemnation. Thus, for example, if the fair market value of the Premises immediately prior to such condemnation was $20 million and the fair market value of the premises remaining immediately after such condemnation was $15 million, the Partial Condemnation Reduction Percentage would be 25%.

         "Partial Fiscal Year" shall mean (i) the period between the Commencement Date and the commencement of the first full Fiscal Year of this Lease, and (ii) the period between the end of the last full Fiscal Year of this Lease and the termination of this Lease, and (iii) the period between the first day of the Fiscal Year in which Alternative Rental or Expansion Rental becomes payable in lieu of Percentage Rental and the date upon which Percentage Rental ceases.

         "Percentage Rental" shall have the meaning set forth in Section 5.01.

         "Premises" shall mean all of the Land and the Improvements or such lesser area or portion that from time to time may be leased by Tenant hereunder as set forth in this Lease.

         "Prospectus" shall have the meaning set forth in Section 24.17.

         "Related Landlord Lease" as of any date shall mean each of those leases described in Exhibit E hereto with respect to which as of such date Landlord hereunder or any Affiliate of Landlord hereunder is also the landlord under such lease or leases as of such date.

         "Rental(s)" shall mean Minimum Rental, Percentage Rental, Alternative Rental, Additional Rental, and Expansion Rental either collectively or any one or more of same as the context may indicate.

         "Sale of the Premises" shall mean any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title to the Land and/or the Premises. For purposes of this Lease, a Sale of the Premises shall also include a lease (subject to this Lease) of all or substantially all of the Premises or Land and any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary , in a single transaction or a series of related transactions, of the controlling interest in Landlord. If Landlord is a corporation, the phrase "controlling interest" shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of Landlord (through ownership of such shares or by contract). If Landlord is not a corporation, the phrase "controlling interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Landlord.

         "Senior Mortgagee" shall mean the holder, of, or beneficiary under, from time to time the most senior Mortgage against Landlord's interest in the Premises.

         "Site  Assessment"  shall have the  meaning  ascribed  to it in Section
12.02.

         "Site Reviewer" shall have the meaning ascribed to it in Section 12.02.

         "Special  Rental  Advance"  shall have the  meaning  ascribed  to it in
Section 5.07.

         "Substantial Taking" shall mean a condemnation of a portion of the Premises that is less than all or substantially all of the Premises and that is not an Insubstantial Taking.

         "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease and which survive such expiration or termination by their own terms.

         "Tenant" shall have the meaning set forth in the Preamble and its successors and assigns. "Term" shall have the meaning set forth in Section 3.01.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts for Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

         "Use Award" shall have the meaning set forth in Section 15.03.

         "Year" shall mean a calendar year commencing on January 1 and ending on December 31. A Partial Year shall mean that portion of a Year that occurs during the Term in the case of the Year in which the Commencement Date occurs and the Year in which the expiration or termination of this Lease occurs.

                                END OF ARTICLE 2

                                    ARTICLE 3

                                      TERM

         Section 3.01  Term

         The "Term" shall consist of the Initial Term, the Extended Term(s), if any, and any extensions of the Term of this Lease pursuant to Section 9.03A. The Initial Term of this Lease shall commence on the Commencement Date, and, unless sooner terminated as otherwise provided herein, shall expire on December 31, 2013.

         Section 3.02  Extended Term

         If Tenant has not given Notice of its intention to terminate this Lease pursuant to Section 3.03 and the Initial Term has not been sooner term, the Term of this Lease shall automatically be extended on the same terms and conditions as set forth herein for an Extended Term of five (5) years (the "First Extended Term"). If Tenant has not given Notice of its intention to terminate pursuant to
Section 3.03 and the Initial Term and the First Extended Term has not been sooner terminated, the Term of the Lease shall automatically be extended on the same terms and conditions as set forth herein for one (1) additional Extended Term of five (5) full Years (the "Second Extended Term"). If Tenant has not given Notice of its intention to terminate pursuant to Section 3.03 and the Initial Term, the First Extended Term or the Second Extended Term have not been sooner terminated, the Term of the Lease shall automatically be extended on the same terms and conditions as set forth herein for one (1) additional Extended Term of five (5) full years (the "Third Extended Term"). If Tenant has not given Notice of its intention to terminate pursuant to Section 3.03 and the Initial Term, the First Extended Term, the Second Extended Term and the Third Extended Term have not been sooner terminated, the

Term of the Lease shall automatically be extended on the same terms and conditions as set forth herein for one (1) additional Extended Term of five (5) Years (the "Fourth Extended Term"). Notwithstanding the foregoing, Tenant may elect at any time throughout the Term to exercise, by Notice to Landlord, its option to extend the Term through any or all Extended Terms. If and to the extent Tenant elects by written notice to Landlord to exercise its option to extend the Term through any Extended Term, Tenant's option to terminate this Lease pursuant to Section 3.03 with respect to such Extended Term for which Tenant has exercised its extension option shall no longer be applicable, but such option to terminate pursuant to Section 3.03 shall continue to apply to any Extended Term with respect to which such option to extend was not exercised pursuant to this Section 3.02. All elections to extend the Term shall be irrevocable after exercised.

         Section 3.03  Notice of Termination

         Tenant may terminate the Lease at the end of the Initial Term or at the end of any Extended Term upon Notice to Landlord not less than twenty-four (24) calendar months prior to the expiration of the Initial Term or the then current Extended Term, as the case may be. In addition, Tenant may terminate this Lease if Tenant gives a Notice of termination to Landlord after the date which is twenty-four (24) months prior to the expiration of the Initial Term or the then current Extended Term, as the case may be (but prior to the last day of the Initial Term or the then current Extended Term and prior to the expiration of the thirty (30) day period referenced below), and in such event this Lease shall terminate on the date which is twenty-four (24) months after the date upon which Tenant delivers such Notice; except that if, after the beginning of the twenty-four (24) month period prior to the expiration of the Initial Term or the then current Extended Term, as the case may be, Tenant does not give a Notice of termination within thirty (30) days after Landlord requests Tenant to notify Landlord whether Tenant intends to terminate this Lease, the Term of this Lease shall be automatically extended for the next Extended Term and Tenant's right to terminate this Lease prior to the expiration of the next Extended Term shall cease to have any further force or effect.

         Section 3.04  Obligations of Parties at Termination

         A. Promptly upon the effective date of any termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the same condition as the Premises were in as of the Commencement Date subject only to such additions and alterations as have been permitted pursuant to Article 9 hereof and subject to reasonable wear and tear. Tenant shall assign and deliver to Landlord Tenant's entire interest in any and all service contracts, guaranties and warranties relating to the construction, improvement, alteration and repair of the Premises and all architectural and engineering plans, drawings and specifications related thereto; and if Landlord so requests, cause any person or entity occupying the Premises by, through or under Tenant to be evicted and removed from the Premises.


         B. Rental shall be paid through the date of termination.  Within ninety
(90) days after this Lease terminates, Tenant shall deliver to Landlord a complete and final accounting, prepared in accordance with the provisions of
Section 5.03 hereof of Operating Revenues together with all payments of Rental due hereunder. Landlord's right to audit Tenant's books and records as described in Section 5.03 and to receive Percentage Rental and Additional Rental, if any, together with interest at the Lease Interest Rate shall survive the termination of this Lease.

         C. If Landlord, directly or indirectly, intends to conduct upon termination of this Lease a business or use at the Premises similar to Tenant's business or use, Tenant, at Landlord's request, shall (i) make available to Landlord such books and records as are appropriate to such business and/or use (but not including employee or resident records which must remain confidential either under Legal Requirements or reasonable policies of Tenant, or any proprietary information or property of Tenant), and (ii) assign or transfer to Landlord or its designee, to the extent permitted by Legal Requirements, all licenses, permits, permissions and approvals pertinent to the conduct of such business or use on the Premises, provided that if Tenant has expended any of its own funds within the five (5) year period preceding the termination date in the acquisition or maintenance of any such license, permit, permission or approval (other than annual license fees whether prepaid or paid currently), or if there are any deposits or escrow funds relevant thereto that Tenant assigns and transfers to Landlord, Landlord shall, as a condition of receiving an assignment or transfer of such license, permit, deposit, escrow fund, permission or approval (if requested by Landlord), reimburse Tenant therefor. The cost of effectuating any such transfer of any licenses, permits, permissions or approvals shall be borne by Landlord except when termination is due to Tenant's default.

         D. The provisions of Section 10.02 shall apply upon termination of this Lease and Tenant shall take all other appropriate actions as required under all other applicable provisions of this Lease. The provisions of this Section 3.04, as well as all Surviving Obligations, Landlord's right to receive the late charges described in Section 5.02B, interest on sums outstanding at the Lease Interest Rate and legal fees (but if termination was not due to an Event of Default such Legal Fees shall be reasonable legal fees) and court costs, shall survive termination of this Lease.

                                END OF ARTICLE 3

                                    ARTICLE 4

                              ABSOLUTELY NET LEASE

         Section 4.01  Net Lease

         Notwithstanding any other provision of this Lease - other than Sections
5.03 and 9.03C it is expressly understood and agreed by and between the parties that this Lease is an absolutely net lease, and the Rentals and all other sums payable hereunder to or on behalf of Landlord shall be paid without Notice or demand and without set-off, counterclaim, abatement, suspension, deduction, or defense, and Landlord is not obligated to expend any of its funds in connection with the Premises or this Lease.

         Section 4.02  Non-Terminability of Lease

         A. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any night to terminate this Lease, nor shall the obligations hereunder of Tenant be otherwise affected, by reason of any damage to or destruction of all or any portion of the Premises from whatever cause, the taking of the Premises or any portion thereof by condemnation, the prohibition, limitation or restriction of Tenant's use of the Premises, or interference with such use by any private person or corporation or by reason of any eviction or otherwise, or Tenant's acquisition of ownership of the Premises otherwise than pursuant to an express provision of this Lease, or for any other cause whether similar or dissimilar to the foregoing, any present or future Legal Requirement to the contrary notwithstanding, it being the intention of the parties hereto that the Rental and all other charges payable hereunder to or on behalf of Landlord, shall continue to be payable in all events and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.

         B. Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind, reject or avoid this Lease or any term, part, or provision hereof, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.

         C. Except as otherwise expressly provided in this Lease, Tenant waives all rights now or hereafter conferred by law or obtainable in equity (i) to quit, terminate or surrender this Lease or the Premises, or any part thereof, or
(ii) to any abatement, suspension, deferment or reduction of any Rentals or charges payable hereunder to or on behalf of Landlord, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

                                END OF ARTICLE 4

                                    ARTICLE 5

                                     RENTAL

         Section 5.01  Rental

         Tenant covenants to pay Landlord Rental for the Premises as follows:

                  (i) Commencing with the Commencement Date and continuing to the end of the Term (including all Extended Terms), Minimum Rental in an amount equal to Seven Hundred Thirty-seven Thousand Dollars ($737,000.00) per Year for each Year; plus

                  (ii) For each Fiscal Year or Partial Fiscal Year (including all Extended Terms), Percentage Rental equal to four and one-half percent (4.5%) of that portion of the Operating Revenues for such Fiscal Year or Partial Fiscal Year that exceed $2,355,000.00 multiplied, in the case of a Partial Fiscal Year, by a fraction the numerator of which is the number of days in such Partial Fiscal Year and the denominator of which is 365.

         Section 5.02  Payment of Rental

         A. Minimum Rental shall be paid quarterly, in advance, on or before the first day of January, April, July and October during each Year. Minimum Rental for any Partial Fiscal Year shall be prorated and computed by multiplying the annual Minimum Rental by a fraction, the numerator of which is the number of days in such partial Year and the denominator of which is three hundred and sixty-five (365) or three hundred sixty-six (366) as the case may be. Payments for any Partial Fiscal Year shall be made in the same manner and at the same times as payments are to be made during a full Fiscal Year as provided in this Section. Percentage Rental shall be calculated on a Fiscal Year (or Partial Fiscal Year) basis and shall be paid in arrears on or before forty-five (45) days after the end of each Fiscal Year or Partial Fiscal Year in which Percentage Rental become due. All installments of Rental not paid by Tenant when same become due shall bear interest from the date due until paid at the Lease Interest Rate. Time is of the essence, and installments of Rental shall become due and payable without Notice or demand. All Rental payments shall be made in lawful money of the United States of America and shall be paid to Landlord at Landlord's address for receipt of Notices or to such other party and/or to such other address as Landlord may from time to time designate by Notice to Tenant in accordance with this Lease.

         B. Tenant acknowledges that late payment of Rental by Tenant to Landlord will cause Landlord to incur costs not contemplated in this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed upon Landlord by the terms of any mortgage covering the Premises. Accordingly, in addition to the interest payable by Tenant pursuant to Section 5.02A, after a period of five (5) days following the date all or any portion of Rental is due and unpaid Tenant shall pay to Landlord an amount equal to five percent (5 %) of the amount of such unpaid instillment or portion thereof. The parties agree such late charges represent a fair and reasonable estimate of the cost Landlord will incur by reason of the late payment by Tenant.

         C. In the event that the Premises are damaged by fire or other casualty and Tenant discontinues all or substantially all business operations therein, Tenant's obligation to pay Percentage Rental for the Fiscal Year in which Tenant has so discontinued its business operations shall be computed as if such Fiscal Year was a Partial Fiscal Year and as if the number of days in such Partial Fiscal Year excluded the number of days during which Tenant discontinued all or substantially all of its business operations in the Premises.

         D. If, at any time during the Term, there is a good faith dispute between Landlord and Tenant with respect to the amount of Percentage Rental properly due hereunder Tenant's failure to pay the disputed amount shall not be deemed an Event of Default with respect to the provisions of Section 20.01 and
20.02 until such time as the dispute is resolved; provided, that Tenant shall pay any such disputed amount of Percentage Rental into an escrow account to be held and invested by the Insurance Trustee or such other escrow agent as may be mutually approved by Landlord and Tenant (specifically created for such purpose with interest to follow final distribution of principal) as soon as such disputed amount becomes known, and the provisions of Section 5.02B shall apply to any such disputed amount ultimately determined to be due Landlord but with payment into the escrow account being deemed payment to Landlord for purposes of Section 5.02B.

         Section 5.03  Records; Audit by Landlord

         A. Tenant shall keep, in appropriate detail and in accordance with standard accounting practices, at its principal business office, records of all sums, constituting, and specifically excluded from, Operating Revenues with respect to each Fiscal Year for a period of not less than four (4) Fiscal Years after the expiration of the Fiscal Year to which such records relate. Tenant shall deliver to Landlord a statement from an appropriate corporate officer, or general partner of Tenant, certifying the annual Operating Revenues within sixty
(60) days after the end of each Fiscal Year. If there is any overpayment of Percentage Rental, the excess shall be credited against any future Percentage Rental when next due. If Landlord delivers its written request to Tenant, within thirty (30) days after receipt of any such certified statement, for copies of records and data to support such statement, then Tenant shall provide same to Landlord within thirty (30) days after receipt of such written request. Landlord shall be entitled, at its own expense, to audit such statement and supporting records and data, provided Landlord shall cause such audit to commence within ninety (90) days after receipt of said statement and to be completed within one hundred twenty (120) days after receipt of all information requested by Landlord reasonably related to such audit. In order to provide finality, absent fraud and, except as otherwise provided below in this Section, Tenant shall be entitled to treat such statement as being correct if Landlord does not so audit or otherwise challenge said statement within the time period above provided, and Landlord shall have no right thereafter to question or examine the same. If the audit or any audit hereinafter referred to in this Section (collectively a "Landlord's Audit") discloses an understatement of annual Operating Revenues, Tenant shall immediately pay Landlord the additional Percentage Rental found to be due plus interest thereon at the Lease Interest Rate. However, if Landlord's Audit discloses that Percentage Rental has been overpaid by Tenant, the excess shall be credited against any future Percentage Rental when next due hereunder. Tenant shall have the right to be informed as to any interim and/or final results of any such audit. In addition, if Landlord's Audit discloses any underpayment of the total payment of Percentage Rental for any Fiscal Year so audited, which underpayment is in excess of three percent (3 %) of the Percentage Rental due for such Fiscal Year, Tenant shall, upon demand and receipt of evidence of payment, pay Landlord as Additional Rental the reasonable cost of Landlord's Audit; and Landlord shall have the option, at Tenant's expense, to audit the certified statements and supposing records and data for the two (2) immediately preceding Fiscal Years, with such audit to be commenced by Landlord within sixty (60) days after Landlord's receipt of the initial audit showing an underpayment of Percentage Rental, and to be completed within one hundred twenty (120) days after receipt of all information requested by Landlord reasonably related to such audit.

         B. Landlord shall keep all information regarding annual Operating Revenues with respect to the Premises in strict confidence and shall not divulge such information to third parties except (i) to Landlord's accountants and attorneys, or (ii) to then existing or prospective purchasers, Mortgagees, partners, lenders, or trustees of Landlord, or (iii) in connection with any claim relating to Percentage Rental payable under this Lease, or (iv) as may be required by law, or (v) to the holders of direct and indirect beneficial ownership interests in Landlord and its Affiliates.

         Section 5.04  Subleases, Licenses and Concessions

         A. If Tenant should sublease all or substantially all of the Premises, then notwithstanding any other provision of this Lease to the contrary, Operating Revenues shall not include any rent or other consideration paid by such subtenant to Tenant but Operating Revenues shall include all gross receipts of such subtenant that would be included in Operating Revenues if realized by Tenant.

         B. If Tenant should ever contract with a third party subtenant, licensee or concessionaire to deliver goods or services to the residents, clients or customers at the Premises, which goods and services had previously been provided by Tenant to Tenant's residents, clients or customers at the
Premises, then notwithstanding any other provision of this Lease to the contrary, the gross receipts of such subtenant(s), licensee(s) and concessionaire(s) that would be included in Operating Revenues if realized by Tenant shall be included in Operating Revenues; and in any case in which the gross receipts of any subtenant, licensee, or concessionaire are included in Operating Revenues hereunder the rental, license, or concession fees, if any, paid by such subtenant, licensee, or concessionaire to Tenant shall not be included in Operating Revenues; provided, however, that the provisions of this
Section 5.04B shall not apply to the gross receipts of any one or more subtenants, licensees or concessionaires in the event that the gross receipts of all such subtenants, licensees or concessionaires in the applicable Fiscal Year do not exceed Fifty Thousand Dollars ($50,000), which $50,000 amount shall be increased on the fifth (5th) anniversary of the Commencement Date and every fifth (5th) anniversary thereof by an amount proportionate to the percentage increase in the GDP Deflator over the preceding five (5) year period.

         C. If any subtenant, licensee or concessionaire that delivers goods or services to Tenant's residents, clients or customers at the Premises is an Affiliate of Tenant, the gross receipts of such subtenant, licensee or concessionaire that would be included in Operating Revenues if realized by Tenant shall be included in Operating Revenues and the rental, license or concession fees, if any, paid by such subtenant, licensee or concessionaire to Tenant shall not be included in Operating Revenues.

         D. Tenant shall not enter into any sublease, license or concession agreement or amendment thereto in which the determination of the amount of rent, license cr concession fee depends in whole or in part on, or is expressed in whole or in part as, a percentage of the income or profits derived by such subtenant, licensee or concessionaire or any other person or entity. In any lease, license or concession agreement or amendment thereto executed by Tenant in which the amount of rent, license or concession fee is determined in whole or in part by reference to the gross sales or gross receipts of the subtenant, licensee or concessionaire or any other person or entity, such sublease, license or concession agreement shall contain a provision stating that the gross receipts or gross sales of the subtenant, licensee or concessionaire or any other person or entity shall not be determined in whole or in part by reference to the income or profits derived by the subtenant, licensee or concessionaire or any other person or entity from the Premises or the subject matter or such lease, license or concession agreement (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales). In the event that Tenant violates the provisions of this paragraph with respect to any sublease, license or concession agreement, then in addition to any other rights and remedies that Landlord may have under this Lease or applicable law, the gross receipts of such subtenant, licensee or concessionaire under such sublease, license or concession agreement that would be included in Operating Revenues if realized by Tenant shall be included in Operating Revenues and the rental, license or concession fee, if any, paid by such subtenant, licensee or concessionaire shall not be included in Operating Revenues.

         Section 5.05  Rental Upon Change of Use

         Upon any Change of Use as described in Section 7.02, Tenant's obligation to pay Percentage Rental pursuant to Section 5.01(ii) shall cease and in lieu thereof Tenant shall pay Alternative Rental for each Fiscal Year during the remainder of the Term of this Lease in an amount equal to the average amount per Fiscal Year of Percentage Rental payable by Tenant for the two (2) full Fiscal Years immediately preceding the earlier of (i) the commencement of construction of improvements for such Change of Use, or (ii) the commencement of such Change of Use; provided, however, that the amount of Alternative Rental shall be increased on the anniversary of the occurrence of the Change of Use and each annual anniversary thereafter by an amount proportionate to the percentage increase in the GDP Deflator over the preceding twelve (12) month period. Such Alternative Rental will be paid in arrears within forty five (45) days after the end of each Fiscal Year and will be prorated for any partial Fiscal Years.

         Section 5.06  Rental Upon Certain Expansions

         A. If Tenant completes any Expansion at the Premises and Tenant is either then paying, or as the result of said Expansion will be paying, Alternative Rental pursuant to the provisions of Section 5.05, the provisions of this Section 5.06 shall not apply.

         B. If Tenant completes any Expansion at the Premises that does not constitute a Change of Use and no such Change of Use has previously occurred with respect to which (i) the cost of such Expansion exceeds One Million Dollars ($1,000,000), and (ii) such Expansion results, either by itself or aggregated with any and all prior Expansions, in an increase greater than five percent (5%) in the capacity (measured either in terms of net useable building square footage ' or the aggregate number of independent living units, assisted living units, and nursing care rooms) of the buildings on the Premises, then, from the first day of the first month following the date of completion of such Expansion throughout the remaining Term of this Lease, Tenant shall pay in lieu of Percentage Rental the lesser of either (x) Percentage Rental calculated pursuant to Section 5.01(ii) hereof, or (y) Expansion Rental for each Fiscal Quarter during the remainder of the Term hereof in an amount equal to the average amount of Percentage Rental payable by Tenant for the two (2) full Fiscal Years immediately preceding the commencement of construction of such Expansion; provided, however, that the amount of Expansion Rental shall be increased on each anniversary of the date such Expansion Rental first became effective by an amount proportionate to the percentage increase in the GDP Deflator over the preceding twelve (12) month period.

         Section 5.07  Special Rental Advance

         A. Guarantor shall maintain a long-term debt rating of either (i) "BBB-" (triple B minus) or greater by Standard & Poor's Corporation or (ii) "Baa3" or greater by Moody's (an "Investment Grade Rating"). If throughout any period of time during the Term Guarantor fails to maintain an Investment Grade Rating, Tenant shall pay a Special Rental Advance to Landlord to be held by Landlord as security against Tenant's obligation to pay Rental hereunder. The Special Rental Advance shall be in an amount equal to one quarterly payment of Minimum Rental and shall be paid as follows: thirty (30) days after the date on which Guarantor's long term debt rating was downgraded as aforesaid, Tenant shall pay Landlord one-third (1/3) of the Special Rental Advance, thirty (30) days later Tenant shall pay Landlord an additional one-third (1/3) of the Special Rental Advance, and thirty (30) days later Tenant shall pay Landlord the final one-third (1/3) of the Special Rental Advance. Tenant shall continue to make all Rental payments due under this Lease without regard to the payment of the Special Rental Advance. If Landlord should apply all or any portion of the Special Rental Advance to any Rental due from Tenant under this Lease, Tenant, within two (2) business days after Notice from Landlord, shall replace said amount. If Guarantor subsequently achieves an Investment Grade Rating, or, on the last day of the penultimate Fiscal Quarter of the Term of this Lease, Tenant may then credit the Special Rental Advance against its next due Rental under this Lease.

         B. Throughout the Term, Tenant shall cause Guarantor at all times to maintain a long-term debt rating of its senior, unsecured debt by either Standard & Poor's Corporation or Moody's (or a successor of each or both of them acceptable to Landlord) provided that if either or both of such companies (or any successor(s)) shall not issue such a credit rating notwithstanding Tenant's best efforts to obtain same, then Tenant shall propose a substitute rating agency and such substitute rating agency's ratings for purposes of this Section
5.07 and Landlord shall in its reasonable discretion approve or disapprove such proposed substitute rating agency and its ratings. If Tenant shall fail to propose such a substitute rating agency, or if Landlord shall disapprove a substitute rating agency proposed by Tenant, then Landlord, on notice to Tenant shall have the right to reasonably designate such substitute rating agency and rating.

                                END OF ARTICLE 5

                                    ARTICLE 6

                      OPERATION AND MAINTENANCE OF PREMISES

         Section 6.01  Operation and Maintenance of Premises

         Throughout the Term, Tenant, at its own expense, shall keep and maintain the Premises in good condition and repair, reasonable wear and tear excepted, and in conformity with all Legal Requirements and shall make or cause to be made all ordinary and extraordinary, foreseen and unforeseen items of maintenance, repair, replacement and alteration to the Premises as necessary for such purpose. Landlord shall not be required to maintain, repair, or rebuild all or any part of the Premises. Tenant shall provide all services required and perform all obligations incurred in connection with the use, operation and maintenance of the Premises, and Tenant shall be responsible for the payment of all costs and expenses incurred in the use, operation, or maintenance of the Premises, including, but not limited to, management fees, real estate taxes, insurance, supplies and materials used in the operation and maintenance of the Premises, the cost of all maintenance, janitorial, security and service agreements for the Premises and the equipment therein and thereon, and the cost of electricity, water and any and all other utilities supplied to the Premises, but not including any costs or expenses affirmatively incurred by Landlord that arc not attributable to a default by Tenant in the performance of Tenant's obligations under this Lease.

         Section 6.02  Taxes

         A. Tenant shall pay, prior to delinquency: (i) all taxes, including sales, excise, value added, use and real estate taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against or which arise with respect to the Premises, any Rental or other sums payable hereunder, this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession or use of the Premises by Tenant or the leasing, operation, possession or use of the Premises; (ii) all gross receipts, sales, excise or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to the Premises, such as depreciation, interest, taxes or ordinary and necessary business expenses) imposed or levied upon, assessed against or measured by any Rental or others payable hereunder; and
(iii) all charges of utilities, communications and other services serving the Premises.

         B. Notwithstanding the foregoing provisions of Section 6.02A but subject to the provisions of Section 6.02C, Tenant shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax assessed or imposed against Landlord, any Rental or other sums payable hereunder, this Lease, the Land or Improvements (other than any tax referred to in clause (ii) of Section 6.02A). Tenant will furnish to Landlord, within ten (10) days after demand therefor, proof of payment of all items referred to above which are payable by Tenant.

         C. If, at any time, any Federal, state or local governmental entity shall impose upon the Rental payable to Landlord any tax or other imposition in lieu of any existing real estate or other tax payable by Tenant as of the Commencement Date, then notwithstanding the provisions of Section 6.02B, Tenant, at its sole cost and expense, shall pay such tax or imposition on Landlord's behalf the same as if such tax or imposition had been levied against Tenant or Tenant's interest in the Premises as well as any additional income taxes assessed against Landlord with respect to such payment.

         Section 6.03  Compliance with Requirements, Covenants and Restrictions

         A. Tenant shall comply with and cause the Premises to comply with all obligations and liabilities with respect to all Insurance Requirements (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies) required to be maintained by Tenant under this Lease. Tenant shall comply with, cause the Premises to comply with, and shall assume all easements, agreements, covenants, conditions and restrictions applicable to the Premises or the ownership, operation, use or possession thereof that are of record on the Commencement Date or are hereafter executed by Tenant or are hereafter consented to by Tenant in a writing.

         B. During the Term, Tenant will not enter into or consent to any easements, covenants, conditions or restrictions which would affect the Premises beyond the Term or any termination of this Lease without the prior consent of Landlord, which consent will not be unreasonably withheld, conditioned, or delayed.

         Section 6.04  Landlord's Right to Perform Tenant Obligations

         If Tenant fails promptly to make any repairs, payments or otherwise take any actions that are Tenant's obligation to make or do under this Lease, Landlord, at its option, may make or perform same at the expiration of any applicable Notice and grace period provided for herein (except that in the event of any emergency presenting immediate danger to person or property, such Notice and grace period shall only be what is reasonable under the circumstances), and Tenant shall pay Landlord, upon demand and receipt of evidence of payment, as Additional Rental, Landlord's actual costs plus interest thereon from the date of expenditure until paid at the Lease Interest Rate. The provisions of this
Section 6.04 shall be for the sole and exclusive benefit of Landlord. Nothing contained herein shall be construed so as to require Landlord to exercise any of its rights under this Section 6.04.

         Section 6.05  Compliance with Laws

         Subject to the provisions of Section 6.06, Tenant, at its sole expense, shall comply with and cause the Premises to comply with, and assume all obligations and liabilities with respect to all laws, orders, ordinances, and regulations of Federal, state, county, municipal and other authorities having jurisdiction over the Premises and/or the business or operations conducted thereon, or the matters which are the subject of this Lease, including but not limited to any building, zoning or use laws, ordinances, regulations or orders, Environmental Laws, fire department rules, and health department regulations; whether such rules, orders, and regulations are presently in effect or hereafter enacted (whether or not presently contemplated) which would impose any violation, requirement, order or duty with respect to the Premises, or the use, ownership, operation or occupation thereof (such laws, orders, ordinances and regulations being herein referred to as "Legal Requirements").

         Section 6.06  Tenant's Right to Contest

         Notwithstanding any other provision of this Lease, Tenant shall have the right to contest (i) the payment of any tax or other imposition, (ii) compliance with any Legal Requirement or (iii) any lien referred to in Section
6.07 so long as (w) at the time of any such contest, no Event of Default exists,
(x) no such contest  shall subject  Landlord to the risk of criminal  liability,
(y) any such taxes or impositions are paid prior to the assessment of penalties or interest thereon unless such payment would deprive Tenant of the right to contest the validity or amount of such taxes or impositions, and (z) Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (1) the collection of, or other realization upon, the matter contested, (2) the sale, forfeiture or loss of any of the Premises or any portion thereof or any Rental to satisfy or to pay any damages caused by any of the matters described in clauses (i), (ii), and (iii), (3) any interference with the use or occupancy of any of the Premises (4) any interference with the payment of any Rental (5) the cancellation of any insurance policy and (6) the enforcement or execution of any injunction, order or Legal Requirement with respect to such matter. Tenant further agrees that any such contest shall be prosecuted to a final conclusion or settled as expeditiously as is reasonably possible under the circumstances. Any rebate made on account of any taxes or other impositions shall be repaid to the party who made such payment. If and to the extent required by applicable law or regulation, Landlord shall render to Tenant, at no cost to Landlord, any and all reasonable assistance in contesting the validity or amount of an), impositions, including (if requested by Tenant) joining in the signing of any protests or pleading which Tenant may reasonably deem advisable to file. Tenant shall pay any and all losses, judgments, decrees and costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. Upon termination of this Lease for any reason other than an Event of Default, Landlord shall promptly reimburse Tenant for any such payment made by Tenant for taxes and impositions described in Section 6.02A attributable to the Premises applicable to any period subsequent to the termination of the Lease.

         Section 6.07  Liens

         Tenant shall keep the Premises free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant or any subtenant, licensee or concessionaire of Tenant or arising from any breach by Tenant of its obligations under this Lease, and any liens with respect to any taxes Tenant is obligated to pay under this Lease or Legal Requirements. If any lien is filed against the Premises or Tenant's leasehold interest therein, or if any lien is filed against the Premises which arises out of any purported act or agreement of Tenant, or any subtenant, licensee or concessionaire of Tenant, Tenant shall discharge the same within thirty (30) days after Tenant receives Notice of its filing by payment, filing of the bond required by law or otherwise. If Tenant fails to discharge such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien by paying the amount claimed to be due, by obtaining the discharge by deposit with a court or a title company, or by bonding. Tenant shall pay on demand, as Additional Rental, any amount paid by Landlord for the discharge or satisfaction of any such lien, together with interest thereon from the date of such expenditure until paid at the Lease Interest Rate, and all reasonable attorneys' fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanic's, materialmen's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises; and appropriate notice to this effect will be included in the Lease Memorandum and all construction contracts entered into by Tenant.

                                END OF ARTICLE 6

                                    ARTICLE 7

                                       USE

         Section 7.01  Use

         Tenant shall have the right to use the Premises for a residential retirement community, including nursing care, congregate care, and all other uses reasonably incidental thereto.

         Section 7.02  Change of Use

         In addition to the uses permitted under Section 7.01, Tenant may discontinue the uses permitted under Section 7.01 and use the Premises for office, retail sales, commercial uses and residential purposes other than a retirement community and for any other lawful business or commercial purpose permitted under applicable Legal Requirements (a "Change of Use"), provided such Change of Use is commercially reasonable and does not diminish the value of the Premises and provided further that such Change of Use occurs prior to the date that is three (3) years prior to the expiration of the Term of this Lease (including all Effective Extended Terms). At the request of Tenant, Landlord shall execute such applications, petitions or other documents that may be required to be filed with any governmental authority that are reasonably necessary to seek and obtain such a Change of Use, provided, that Landlord shall not be required to incur any expense in connection therewith, and provided further that the execution of any such document shall not expose Landlord to any personal liability.

                                END OF ARTICLE 7

                                    ARTICLE 8

                                 INDEMNIFICATION

         Section 8.01  General Indemnification by Tenant

         A. In addition to the provisions of any indemnity provided elsewhere in this Lease (other than Section 8.02 hereof), Tenant shall pay, protect, indemnify, defend, save and hold harmless, Landlord, any Mortgagee, ground lessor, and any Affiliate, partner, trustee, officer, director, employee, agent or shareholder of Landlord, or any holder of any beneficial interest in any of them (the "Indemnified Parties'), from and against all liabilities, obligations, claims, damages (including punitive damages), penalties and causes of action or judgments of any nature whatsoever, howsoever caused and arising out of events or circumstances causing personal injury or property damage during the Term (except that this indemnity shall not cover liabilities or claims arising by reason of the gross negligence or willful misconduct of an Indemnified Party, or its employees or agents), without regard to the form of action and whether based on strict or statutory liability, gross negligence, negligence (including the negligence of any Indemnified Party) or any other theory of recovery at law or in equity, and all reasonable and documented costs and expenses (including reasonable attorneys' fees and legal costs and expenses), imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of or in connection with:

                  (a) Any matter pertaining to the leasing, use, non-use, occupancy, operation, management, condition, design, construction, maintenance, repair or restoration of any of the Premises or the employment of any persons on the Premises;

                  (b) Any casualty in any manner arising from or in connection with any of the Premises or any operations or activities thereon, whether or not Landlord has or should have knowledge or notice of any default or condition causing or contributing to the casualty;

                  (c) Any violation by Tenant (or any subtenant, concessionaire or licensee of Tenant) of any provision of this Lease, any contract or agreement to which Tenant (or any subtenant, concessionaire or licensee of Tenant) is a party, any violation or alleged violation of any Legal Requirement (including anti-discrimination laws) or any Insurance Requirement;

                  (d) Any contest undertaken by or on behalf of Tenant with respect to any Legal Requirement, Insurance Requirement, tax imposition or otherwise, regardless of whether the same is permitted pursuant to the terms hereof; except in each case to the extent the same directly result from the gross negligence or willful misconduct by an Indemnified Party; and

         B. In addition to the provisions of any indemnity provided elsewhere in this Lease (other than Section 8.02 hereof), Tenant shall pay, protect, indemnify, defend, save and hold harmless, the Indemnified Parties, from and against all liabilities, obligations, claims, damages (including punitive damages), penalties and causes of action or judgments of any nature whatsoever, howsoever caused, arising out of events or circumstances causing personal injury or property damage prior to the Commencement Date (except that this indemnity shall not cover liabilities or claims arising by reason of the gross negligence or willful misconduct of an Indemnified Party or its employees or agents), without regard to the form of action and whether based on strict or statutory liability, gross negligence, negligence (including the negligence of any Indemnified Party) or any other theory of recovery at law or in equity, and all reasonable and documented costs and expenses (including reasonable attorneys' fees and legal costs and expenses), imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of or in connection with:

                  (a) Any matter pertaining to the leasing, use, non-use, occupancy, operation, management, maintenance, or repair (but not to the design, development or construction) of all or any pan of the Premises, or the employment of any persons on the Premises;

                  (b) Any casualty in any manner arising from or in connection with any operations or activities on the Premises (but not casualties arising from the structural condition, design, development, or construction of the Premises), whether or not Landlord has or should have knowledge or notice of any default or condition causing or contributing to the casualty;

                  (c) Any violation by Landlord (or any tenant, affiliate, concessionaire or licensee of Landlord) of any provision of any contract or agreement pertaining to the retirement community operations of Landlord at the Premises, any violation or alleged violation of any

Legal  Requirement  (including   anti-discrimination   laws)  or  any  Insurance
Requirement pertaining to the retirement community operations of Landlord at the Premises;

                  (d) Any contest  undertaken  by or on behalf of Landlord  with respect to any, Legal Requirement, Insurance Requirement, tax imposition or otherwise relating to the Premises, regardless of whether the same is permitted pursuant to the terms hereof; except in each case to the extent the same directly result from the gross negligence or willful misconduct by an Indemnified Party; and

         C. Any matter covered by Section 8.02 shall be deemed excluded from this Section 8.01.

         Section 8.02  Environmental Indemnification

         Tenant shall pay, protect, indemnify, defend, save and hold harmless the Indemnified Parties, from and against all liabilities, obligations, claims (including without limitation, claims by third parties alleging violation of or liability under any Environmental Law), damages (including punitive damages), penalties and causes of action or judgments, without regard to the form of action and whether based on strict or statutory liability, Tenant's gross negligence, negligence (including the negligence of any Indemnified Party or their agents but not including liabilities, obligations, claims, damages, causes of action, or judgments arising out of any gross negligence or willful misconduct of any Indemnified Party or their agents) any other theory of recovery at law or in equity, and all reasonable and documented costs and expenses (including reasonable attorneys' fees, expert's legal costs and expenses), imposed upon or incurred by, or asserted against any of the Indemnified Parties by reason of or in connection with:

                  (a) Tenant's failure to perform its duties and obligations as set forth in Article 12; and

                  (b) All claims asserted during or after the Term by any third party for personal or bodily injury or death where such claims allege injury or damages as a result of exposure, that occurred during the Term, to Hazardous Material that existed at or were located in, on, or under the Premises at any time prior to or during the Term provided, however, that this indemnity shall not cover claims arising by reason of the gross negligence or willful misconduct of Landlord and its agents, or an Indemnified Party and their agents.

         Section 8.03  Defense of Indemnified Parties

         Promptly after receipt by an Indemnified Party of Notice of the commencement or assertion against it of any claim, action or proceeding, such Indemnified Party shall, if a claim in respect thereof is to be made against Tenant under this Article Eight, notify Tenant thereof; but the omission so to notify Tenant shall not relieve Tenant from any liability which it may have to such Indemnified Party under this Article Eight except to the extent that Tenant shall have been prejudiced by such failure. As long as no Event of Default exists and provided that representation by counsel selected by Tenant will not, in Indemnified Party's reasonable judgment, prejudice Indemnified Party in any manner, Tenant, at its sole cost and expense, shall have the right by counsel reasonably satisfactory to the Indemnified Party, to contest, resist and defend any claim, action or proceeding with respect to which it shall have received the Notice described in the preceding sentence; provided, however, that Tenant may not compromise or otherwise dispose of the same without the prior written approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned, or delayed so long as the Indemnified Party receives a full release with respect to the claim, action or proceeding. If an Event of Default exists, or, in Indemnified Party's judgment, representation by counsel selected by Tenant will prejudice Indemnified Party in any manner, such Indemnified Party shall have the right to retain its own counsel and defend such action. If Tenant shall have assumed responsibility for such contest and defense, Tenant shall not be obligated to pay any attorneys' fees or other legal costs incurred by or on behalf of the Indemnified Party unless an Event of Default exists. Notwithstanding the foregoing, each Indemnified Party shall, at Tenant's request and expense, cooperate with Tenant, at no cost or expense to the Indemnified Party, in the defense of any such claim, action or proceeding.

         Section 8.04  Payment by Tenant

         Any amounts which become payable by Tenant under this Article Eight shall be paid as Additional Rental no later than ten (10) days after demand by the Indemnified Party entitled thereto (which demand shall not be made more than ten (10) days prior to the proposed date of actual payment by the Indemnified Party to a third party) and, if such payment is not timely paid, shall bear interest at the Lease Interest Rate from the date when due to the date of payment.

         Section 8.05  Survival

         Tenant's liability under this Article Eight shall survive the expiration or earlier termination of this Lease. The failure or inability on the part of Tenant to carry insurance required to be maintained under Article Thirteen shall not affect in any way its indemnification obligations hereunder.

         Section 8.06  Continuing Obligations

         The indemnities set forth herein shall in no way affect or impact any other obligations on the part of Tenant or any of its Affiliates that may exist under law or under any other agreement in favor of any Indemnified Party.

                                END OF ARTICLE 8

                                    ARTICLE 9

                           ALTERATIONS AND EXPANSIONS

         Section 9.01  Alterations and Expansions

         A. Tenant may at its expense and without Landlord's prior written consent, make any replacements or alterations to the Premises and may expand the existing Improvements or construct additional Improvements on the Land (an "Expansion"), provided, that (i) the fair market value of the Premises shall not be lessened thereby, and (ii) no structural elements of the Improvements shall be demolished without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and (iii) such replacements, alterations and/or Expansions will not adversely affect the structure or the safety of the Improvements, or adversely affect the electrical, heating, ventilating, air-conditioning, plumbing or mechanical systems or the functioning thereof. Landlord has the right to require from Tenant assurances, reasonably acceptable to Landlord, to be delivered to Landlord prior to the commencement of any work, that Tenant will fully perform and complete its Expansion, free and clear of any mechanics' and materialmen's liens. Tenant shall procure at its own expense such governmental approvals and permits as may be required for any alterations made by Tenant. At Tenant's expense, Landlord shall join in submitting Tenant's plans for any necessary governmental approval, if required by Legal Requirements. All such construction, alterations, and maintenance work done by, or for, Tenant shall comply with all Legal Requirements and Insurance Requirements, be completed in a good and workmanlike manner and with reasonable diligence, and will be completed in all material respects in accordance with plans prepared by a licensed architect. In the event any Expansion will cost more than One Million Dollars ($1,000,000), adjusted by the GDP Deflator, (w) Tenant shall furnish Landlord with the plans and specifications therefor prior to commencing work, (x) the contractor selected by Tenant to perform the work shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed, (y) Tenant shall carry builder's risk insurance in amounts reasonably sufficient to cover the cost of replacement of the work during the course of such construction, and
(z) upon the request of Landlord or any Mortgagee, provide appropriate securities, completion bonds, or like reasonable assurances that construction will be completed. Tenant shall also furnish Landlord with copies of any and all final plans and specifications (including all changes and modifications thereto) and all necessary governmental permits prepared or issued for all alterations (whether or not Landlord's consent was required in connection with such alterations).

         B. All replacements, alterations, substitutions and Expansions made to the Premises (but not the FF&E, Fixed Asset Supplies, or Inventories) pursuant to this Article 9 shall be and remain part of the realty and the property of Landlord and shall be subject to this lease.

         Section 9.02 Alterations and Expansions During, Last Five Years of Term

         Landlord's prior written consent, which may be withheld in Landlord's sole, absolute, and subjective discretion, shall be required for any replacements, alterations or Expansions of or to the Premises to be constructed during the last five (5) years of the Term (including any Effective Extended
Term),  provided however, if Tenant shall then exercise its rights under Section
3.02 to extend the Term hereof so that at least ten (10) years will remain in the Term once the construction is completed, then the provisions of Section 9.01A shall apply.

         Section 9.03  Recovery of Mandated Expenditures

         A. Mandated Expenditures shall be amortized by Tenant in equal monthly installments in accordance with generally accepted accounting principles consistently applied, but in no event shall any category of Mandated Expenditures be amortized for longer than fifteen (15) years. If, as of any date that would otherwise be a date of expiration or termination of the Term of this Lease, there exists an unamortized balance of Mandated Expenditures, Tenant shall have the right, exercisable by giving Landlord Notice to such effect at least ninety (90) days prior to the end of the then current term, but not the obligation, to extend the Term as hereinafter provided and receive a credit against Minimum Rental as herein provided. If Tenant exercises its right to extend the Term under this
Section 9.03A, Tenant shall have no further right to extend the Term of the Lease pursuant to any of the provisions of Article 3.

         B. The  length of any  extension  of the Lease  Term  pursuant  to this
Section 9.03, shall be determined as follows: the unamortized balance of Mandated Expenditures shall be divided by a number equal to forty percent (40%) of the annual Minimum Rental; the result shall be rounded to the next whole number; and, the Term shall be extended by a number of years equal to said whole number.

         C. During any such extended Term, Tenant shall receive a credit against Minimum Rental equal to 50% of such Minimum Rental until such time as the aggregate amount of such rent credit equals the unamortized balance of Mandated Expenditures plus interest thereon at the Lease Interest Rate.

         D. Landlord shall have the right, but not the obligation, of avoiding any extension of the Term pursuant to this Section 9.03, by paying to Tenant, within thirty (30) days after Tenant's Notice pursuant to Section 9.03A, an amount equal to the unamortized balance of Mandated Expenditures.

         E. The provisions of this Section 9.03 shall not apply in the case of any termination of this Lease due to the default of Tenant.

         F. Within six (6) months after the close of each Fiscal Year, Tenant shall deliver to Landlord a written statement of (i) the amount of Mandated Expenditures incurred by Tenant during such Fiscal Year with sufficient information to establish that such expenditure qualifies as a Mandated Expenditure, (ii) the amortization period that will be applicable to each such Mandated Expenditures and (iii) the unamortized balance of all Mandated Expenditures as of the last day of such Fiscal Year that has been incurred during the Term. No expenditure shall be treated as a Mandated Expenditure unless included within the annual statement referred to in the preceding sentence.

                                END OF ARTICLE 9

                                   ARTICLE 10

                   FF&E, FIXED ASSET SUPPLIES AND INVENTORIES

         Section 10.01  FF&E Upon Commencement Date

         On the Commencement Date, Landlord shall make available to Tenant all of the FF&E, Fixed Asset Supplies, and Inventories indicated on the schedules attached hereto as Exhibit C located at the Premises and to be used and consumed at the Premises during the Term at no further cost to Tenant. Landlord shall have no further obligations to provide any additional FF&E, Fixed Asset Supplies or Inventories. Thereafter during the Term, Tenant shall, at its own cost, replace FF&E, Fixed Asset Supplies, and Inventories as it deems necessary and all such replacement FF&,E, Fixed Asset Supplies and Inventories shall be and remain the property of Tenant. Any net proceeds realized by Tenant from the sale or other disposition of any FF&E owned by Landlord and identified in Exhibit C shall be paid promptly by Tenant to Landlord.

         Section 10.02  FF&E Upon Termination

         A. Landlord shall have the option, to be exercised by sending Notice to Tenant on or before the date that is either (i) six (6) months prior to the date of expiration of the Term of this Lease or (ii) the date of expiration or termination of the Term of this Lease, if this Lease terminates prior to the expiration of the Term, to purchase from Tenant upon the date of termination of this Lease any or all of the items of FF&E, Fixed Asset Supplies, and Inventories then located at the Premises at their then fair market value. If the parties are unable to agree upon such fair market value within thirty (30) days following such expiration or termination, the parties shall appoint an independent appraiser mutually agreeable to them to determine such fair market value, which determination shall be net of the cost to Tenant to remove such items from the Premises, and which shall be binding on the parties. The costs of such appraiser shall be shared equally by the parties. If Landlord exercises its option to purchase, Landlord shall have the right to use, after the date of expiration or termination of this Lease, the items of FF&E, Fixed Asset Supplies and Inventories so elected to be purchased by Landlord and Landlord shall pay such fair market value to Tenant within thirty (30) days after agreement by the parties or determination by the appraiser; and this provision shall survive such expiration or termination. Landlord shall not have the option of purchasing from Tenant any computer software that is proprietary to Tenant, any Affiliate, or the licensor of any of them (including without limitation applications used by Tenant as part of Tenant's accounting, centralized or local sales, business management systems and otherwise), or any leased equipment.

         B. Subject to the provisions of Section 10.02A, Tenant shall remove, at Tenant's expense, all of its FF&E, Fixed Asset Supplies, and Inventories from the Premises on or before the date of expiration or termination of this Lease and repair any damage caused to the Premises by such removal. If Tenant fails to remove such items by such date and/or fails to repair such damage, Landlord shall have the right to do so and charge Tenant the cost therefor together with interest thereon from the date of such expenditure until paid at the Lease Interest Rate. The provisions of this Section 10.02 shall survive the expiration or termination of this Lease.

         Section 10.03 Landlord's Security Interest in Tenant's FF&E, Fixed Asset Supplies and Inventories

         As security for payment by Tenant of the Rentals payable hereunder and the performance of all of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest under the Uniform Commercial Code of the jurisdiction in which the Premises are situated in all FF&E, Fixed Asset Supplies and Inventories now or hereafter owned by Tenant and now or hereafter ordinarily used on or in the Premises. Tenant shall execute and deliver to Landlord such Uniform Commercial Code financing statements and continuation statements as Landlord determines to be necessary from time to time to perfect and continue the perfection of Landlord's security interest in such collateral. Tenant shall have the right to replace any such collateral, to remove any such collateral from the Premises and dispose of any such collateral, in the ordinary course of Tenant's business.

                                END OF ARTICLE 10

                                   ARTICLE 11

                    TRADEMARKS, TRADE NAMES AND SERVICE MARKS

         Section 11.01  Trademarks, Trade Names and Service Marks

         A. During the Term, the Premises may be known as a Marriott Retirement Community, or such other name as Tenant may from time to time designate with additional identification utilizing one or more trademarks and/or trade names of Tenant as may be necessary to provide local identification. All Tenant's trademarks, service marks, trade names, logos, symbols and designs shall in all events remain the exclusive property of Tenant and its Affiliates, and nothing contained herein shall confer on Landlord the right to use such names, trademarks, service marks, trade names, logos, symbols or designs other than in strict accordance with the terms of this Lease. Except as provided in Section 11.01B, upon the expiration or termination of this Lease, any use of or right to use said names, trademarks, service marks, trade names, logos, symbols or designs by Landlord shall cease forthwith and Tenant shall (at Tenant's sole cost and expense) promptly remove from the Premises any signs or similar items which contain any of Tenant's names, trademarks, trade names, service marks, logos, symbols or designs, provided however, that Tenant shall be responsible for the cost of any resulting repairs that may be necessary as a result of such removal. Included under the terms of this Section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Premises, including but not limited to restaurant times, lounge names, etc., whether or not the marks contain the "Marriott" name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Tenant, and the use thereof inures to the benefit of Tenant whether or not the same are registered and regardless of the source of the same.

         B. Landlord covenants that any items of FF&E, Inventories or Fixed Asset Supplies which are purchased by Landlord upon the expiration or termination of this Lease, and which are marked with the Tenant's name or any Tenant trademark, trade name, logo, symbol or design, shall be used exclusively in connection with the Premises until they are consumed.

         C. Any computer software (including upgrades and replacements) at the Premises owned by Tenant, an Affiliate, or the licensor of any of them is proprietary to Tenant, such Affiliate, or the licensor of any of them and shall in all events remain the exclusive property of Tenant, the Affiliate, or the licensor of any of them, as the case may be, and nothing contained in this Lease shall confer on Landlord the right to use any of such software. Upon expiration or termination of this Lease, Tenant shall have the right to remove from the Premises without compensation to Landlord any computer software (including upgrades and replacements) owned by Tenant, any Affiliate, or the licensor of any of them. Notwithstanding anything contained in this Section 11.01C to the
contrary,   any  computer  software  directly  relating  to  the  operation and maintenance of the Improvements and their various systems shall be and remain the property of Landlord through the term hereof and upon any expiration or termination of this Lease.

         D. Notwithstanding any provision of Section 11.01 to the contrary, the parties acknowledge and agree that the trade name(s), trademark(s), service mark(s), logo(s), symbol(s) or design(s) shown on Exhibit D associated with the Premises, are proprietary to, and the property of, Landlord and upon expiration or termination of this Lease Tenant shall not, thereafter, make any further use thereof.

         E. Tenant and/or its Affiliates and Landlord and/or its Affiliates shall each be entitled, in case of any breach of the covenants of Article 11 by Landlord or Tenant or others claiming through Landlord or Tenant, to injunctive relief and to any other night or remedy available at law. The provisions of
Article 11 shall survive expiration or termination of this Lease.

         F. Nothing contained herein shall diminish or abrogate the rights of Landlord, its subsidiaries and Affiliates to use the trademarks of Tenant and its subsidiaries and Affiliates granted under that certain Assignment & License Agreement of even date herewith between Host Marriott Corporation and Marriott International, Inc. Nothing contained herein shall be construed so as to require Landlord, after the expiration or termination of this Lease, to remove any trade names, trademarks, logos, symbols, service marks or designs which are integral to the Improvements, including without limitation marked wallpaper, marked plumbing and electrical fixtures, floors, carpets and distinctive color schemes.

                                END OF ARTICLE 11

                                   ARTICLE 12

                              ENVIRONMENTAL HAZARDS

         Section 12.01  Compliance with Environmental Law

         A. During the Term, Tenant at its cost shall cause the Premises to be in compliance with all Environmental Laws, whether or not such noncompliance is the result of a breach of Tenant's obligations under Section 12.01B or 12.0IC.

         B. Tenant shall never during the Term permit to be discharged at, released at, or otherwise disposed of Hazardous Materials in, on or under the Premises other than in insignificant concentrations or amounts that do not impose a significant risk of any clean up, removal, monitoring or, responsibility under any applicable Environmental Laws and do not impose a significant risk of harm to guests, invitees, or employees of the Premises. In the event that with or without Tenant's knowledge or permission there is any discharge at, release at or disposal of Hazardous Materials in, on or under the Premises during the Term other than in insignificant concentrations or amounts that do not impose a significant risk of any clean up, removal, monitoring or responsibility under any applicable Environmental Law and do not impose a materially significant risk of harm to guests, invitees or employees of the Premises,

Tenant shall, subject to the provisions of this Article 12, diligently clean up and remove such Hazardous Materials.

         C. During the Term and for a period of five (5) year commencing after the expiration of the Term, if any Hazardous Materials are discovered in, on or under the Premises and result from, are introduced by, or arise out of, or the damage from which is materially expanded as a result of Tenant's acts, its negligence, or the acts or negligence of its employees or agents, or the acts or negligence of any subtenants, licensees, concessionaires, contractors or entities acting on behalf of Tenant or any of their employees or agents, the cost incurred in complying with Environmental Laws with respect to such Hazardous Materials shall be borne by Tenant. Tenant's obligation under this subparagraph C shall continue after expiration of the Term until no further compliance is required with respect to such Hazardous Materials.

         D. If during the Term any Hazardous Materials are discovered in, on or under the Premises and are the result of migration from a source other than the Premises and are not a result of Tenant's acts, its negligence, or the acts or negligence of its employees or agents, or the acts or negligence of any subtenants, licensees, concessionaires, contractors or entities acting on behalf of Tenant or any of their employees or agents, the cost incurred in complying with Environmental Laws for such Hazardous Materials shall be borne by Tenant until the expiration of the Term. After the expiration of the Term, Tenant shall have no further liability to Landlord for complying with Environmental Laws for such Hazardous Materials and Landlord shall indemnify Tenant for any liability associated with the compliance of Environmental Laws with respect to such Hazardous Materials.

         E. In the event Tenant is required to implement a plan to investigate, monitor, abate or remove Hazardous Materials pursuant to the requirements of any Environmental Law, Tenant shall notify Landlord of its planned method, time and procedure for such implementation and Landlord shall have the right to require reasonable changes in such method, time or procedure. Nothing contained herein shall be deemed to vest any control whatsoever in Landlord with respect to Tenant's use, management, or disposal of Hazardous Materials on the Premises.

         F. During the Term, Landlord may not enter into any agreement, settlement or consent order with any third party or governmental entity concerning the payment or possible payment of funds, or the investigation, monitoring, abatement or removal of Hazardous Materials located in, on, or near the Premises without the written consent of Tenant which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to obtain Tenant's written consent prior to entering into any such agreement, settlement or consent order, any terms, conditions, obligations or liabilities contained therein shall be non-binding on Tenant, Tenant shall have no responsibility to Landlord under this Article 12, and Landlord shall indemnify Tenant for any costs or losses incurred by Tenant as a result of such agreement, settlement or consent order.

         G. During the Term, Tenant may not enter into any agreement, settlement or consent order with any third party or governmental entity concerning the payment or possible payment of funds, or the investigation, monitoring, abatement or removal of Hazardous Materials located in, on, or near the Premises without the written consent of Landlord if such agreement, settlement or consent order will impose any financial obligations on Tenant or Landlord, which are to be paid in whole or in part, after the expiration of the Term. Landlord's consent shall not be unreasonably withheld, conditioned or delayed. Failure by Tenant to obtain the Landlord's written consent shall be an Event of Default.

         H. During the Term, Tenant may elect to defend any imposition, order, demand, decree, lawsuit or governmental action that seeks to impose liability on Tenant or Landlord due to the existence of Hazardous Materials in, on, or near the Premises. If Tenant elects to take such action, Tenant shall not be deemed to be in violation of any provision of this Article 12 so long as such action or contest by Tenant does not result in a risk of the imposition of any criminal sanctions against Landlord or any of its directors, officers or employees, provided however, if Landlord or Tenant is ultimately held liable for the costs associated with the existence of such Hazardous Materials, Tenant's liability shall not be reduced by reason of any delay in such remediation.

         Section 12.02  Environmental Assessments

         A. If Landlord has reasonable cause to believe that an Environmental Violation may exist on the Premises, or if Landlord desires to sell or finance the Premises, or if any Mortgagee desires to sell or participate its interest in the Premises, or if requested by the Senior Mortgagee, or if an Event of Default exists, or if there is less than one (1) year remaining prior to the expiration of the Term, then, upon written direction by Landlord to Tenant, Tenant shall engage such persons as Tenant shall select ("Site Reviewers"), such selection subject to the reasonable approval of Landlord, to visit the Premises and perform, as agents of Tenant, such environmental site investigations and assessments ("Site Assessments") as may be necessary to determine whether there exists on the Premises any Environmental Violation, and, if any Environmental Violation exists, to estimate the cost of remediating any such Environmental Violation; provided, however, if an Event of Default exists or if there is less than one year remaining prior to the expiration of the Term, Tenant shall select the Site Reviewer from a list of no less than five (5) nationally recognized Site Reviewers, such list to be provided by Landlord, and Landlord shall have the right to approve the Site Reviewer, such approval to be exercised in a reasonable manner recognizing Landlord's significant interest in the adequacy of the report and the scope of work to be performed by such Site Reviewer. Landlord shall have the right to approve any guidance or instruction requested by such Site Reviewer during the Site Assessment, and Landlord shall have the right to confirm that any draft or final reports furnished by such Site Reviewers conform to approved scope of work, guidance and instructions. if Tenant fails or refuses to engage Site Reviewers within thirty (30) days after such direction, Landlord may engage the Site Reviewers. If an Event of Default or a material Environmental Violation exists that was caused by Tenant, its employees or agents, or by any Subtenant, licensee, concessionaire, contractor or entity acting on behalf of Tenant, or any of their employees or agents, the cost of any Site Assessment shall be paid by Tenant. In all other cases, the costs of an Environmental Assessment shall be paid by Landlord (or Landlord shall cause such costs to be paid by any Mortgagee requesting such Environmental Assessment) and Tenant may demand adequate assurances that such costs will be paid before engaging the Site Reviewers. Such Site Assessments may, at the option of Landlord, include both above and below the ground testing and such other tests as may be necessary, in the reasonable opinion of the Site Reviewers, to verify the existence of an Environmental Violation or to estimate the cost of remediating any such Environmental Violation. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The Site Reviewers shall include in their report a statement estimating the cost of any remediation, monitoring and other compliance program, if any, necessary to cure or remediate such Environmental Violation. All of the Site Reviewers' work shall be made available to Landlord and Tenant.

         B. If Tenant fails diligently to pursue any of its obligations under this Section 12.02 and such failure continues for a period of thirty (30) days after Notice from Landlord, Landlord shall have the right (but no obligation), in addition to any other rights or remedies it may have pursuant to this Lease or under applicable law, to take any and all reasonable actions as Landlord shall deem necessary or advisable in order to effect such compliance, for and on behalf of Tenant and at the cost and expense of Tenant, including to enter the Premises for the purpose of making tests, obtaining samples and surveys and performing any other acts as may be reasonably necessary or desirable in the reasonable discretion of Landlord, and reimbursement to Landlord of the cost thereof shall be due and payable by Tenant as Additional Rental on demand with interest thereon at the Lease Interest Rate from the date such cost is incurred.

         C. If, during the Term, an Environmental Violation occurs or is found to exist at the Premises which shall impose a liability to Tenant after the expiration of the Term pursuant to this Article 12, and in the judgment of the Site Reviewers, remediation, monitoring or other compliance program relating to any such Environmental Violation has not or will not be completed as required by any applicable Environmental Laws by the expiration or earlier termination of the Term, then Tenant shall provide to Landlord, no later than thirty (30) days prior to the expiration or earlier termination of the Term, a bond, letter of credit or other security reasonably satisfactory to Landlord for 110% of the amount determined by the Site Reviewers to be necessary to complete such remediation, monitoring or other compliance program. If an Environmental Violation occurs because of the existence of Hazardous Material in, on or under the Premises in excess of any reportable quantity established under any Environmental Law, and Tenant makes all notifications and undertakes and diligently prosecutes to completion all regulatory, remedial or other actions which are required by any applicable Environmental Law by any federal, state or local governmental agency having jurisdiction over such affected Premises, then Tenant shall not be in default under this Lease so long as Tenant diligently pursues any and all such actions toward completion, and any action or non-action by Tenant does not result in a risk of the imposition of any criminal sanctions against Landlord or any of its directors, officers or employees.

                                END OF ARTICLE 12

                                   ARTICLE 13

                                    INSURANCE

         Section 13.01  Property & Business Interruption Insurance

         Tenant shall, at its own expense, commencing with the Commencement Date and continuing throughout the Term, procure and maintain with insurance companies of recognized responsibility (with a rating of no less than A-VII by A.M. Best, except that such rating shall not be applicable to those insurers providing flood and earthquake insurance under this Section) property insurance with the following minimum coverages:

                  (i) insurance on the Premises (including contents) against loss or damage by fire, lightning and all other risks covered by the usual standard extended coverage endorsement, and with coverage in the amount of not less than one hundred percent (100%) of the replacement cost thereof, exclusive of footings and foundations;

                  (ii) insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers installed in the Premises;

                  (iii) business interruption insurance covering loss of profits and necessary continuing expenses (including Rentals payable under this Lease) for interruptions caused by any occurrences covered by the insurance referred to in subparagraphs (i) and (ii) of this Section 13.01, for a period of at least eighteen (18) months and of a type and in amounts generally carried by prudent owners of similar properties;

                  (iv) flood insurance in an amount not less than the maximum limit available under the National Flood Insurance Program (but only if the Premises are located in a zone identified by the Federal Emergency Management Agency as a flood hazard area);

                  (v) earthquake insurance and, if the Premises are not located in a zone identified by the Federal Emergency Management Agency as a flood hazard area, flood insurance (but only to the extent such insurance is then carried by prudent owners of similar properties); and

                  (vi) such other property risk insurance, as may from time to time be generally carried by prudent owners of similar properties, in such amounts and against such risks as are then customary for property similar in use to the Premises.

         Section 13.02  Application of Proceeds

         A. All proceeds of any insurance payable on account of any casualty other than proceeds attributable to Tenant's personal property and other than the proceeds of insurance referred to in Section 13.01(iii) shall be paid to the Insurance Trustee who shall hold said proceeds in trust for the parties in accordance with the provisions of this Section 13.02; provided, however, that in the event that the aggregate amount of such proceeds with respect to any such casualty is less than Two Hundred Fifty Thousand Dollars ($250,000), such proceeds shall be paid to Tenant who shall use such proceeds for the purpose of restoration of the Premises. Insurance proceeds attributable to Tenant's personal property shall be paid directly to Tenant and shall not be considered when making calculations pursuant to the preceding sentence. The proceeds of the insurance referred to in Section 13.01(iii) shall be paid to Tenant except that any such proceeds attributable to the Rentals payable under this Lease shall be paid to Landlord (as a credit against such Rentals) to the extent that such Rentals have not been previously paid by Tenant to Landlord.

         B. Provided that no default hereunder has occurred and is continuing, and provided that Tenant complies with all of the terms and conditions of this
Section 13.02, all insurance proceeds received with respect to a casualty shall be applied to the restoration of the Premises.

         C. Tenant shall commence the restoration of the Premises not later than the date which is one hundred eighty (180) days after the date upon which the casualty occurred and thereafter prosecute the restoration with diligence and continuity.

         D. In the case of any casualty, prior to commencing any restoration work that will cost more than Five Hundred Thousand Dollars ($500,000) to repair, as adjusted by the GDP Deflator, Tenant, at its sole cost shall (i) obtain the services of a licensed architect to prepare any required plans and specifications for such restoration to the extent that such restoration work cannot be performed based upon previously existing plans and specifications for the Improvements; and (ii) submit a set of final plans and specifications to
Landlord and the Senior Mortgagee for approval to the extent that such restoration work involves a departure from or addition to previously existing plans and specifications for the Premises (which approval may not be unreasonably withheld, conditioned, or delayed); and further, with respect to any casualty that will cost more than One Million Dollars to repair, (iii) the contractor selected by Tenant to perform the work shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (iv) Tenant shall carry builder's risk insurance in amounts reasonably sufficient to cover the cost of replacement of the work during the course of such construction.

         E. In proceeding with such restoration work, Tenant shall first expend an amount, if any, equal to the excess of the projected cost of the restoration work over the amount of all insurance proceeds paid to the Insurance Trustee. Thereafter, Tenant shall be entitled to submit to the Insurance Trustee, not more frequently than once every thirty (30) days, an invoice together with such other documentation (including mechanics lien waivers and title insurance policy endorsements obtained at Tenant's sole cost and expense) as is customarily required by lenders at such time making construction loans. Upon receipt of an invoice in proper form, the Insurance Trustee shall make a disbursement within ten (10) business days equal to ninety percent (90%) of the amount shown on the invoice, provided, however, that upon final completion of the restoration work, the Insurance Trustee shall disburse the final amount due Tenant, but only if it has received any of the following: (a) final mechanics lien waivers from all parties having rights to mechanics liens against the Premises on account of such restoration work, (b) appropriate endorsements or policies of title insurance protecting Landlord and Mortgagee against mechanics liens arising out of the restoration work, or (c) a mechanic's Lien bond. In the event that the amount disbursed upon final completion of the restoration work in accordance with the previous sentence shall be less than the total insurance proceeds then held by the Insurance Trustee, such excess shall be paid to Tenant.

         F. In the event that Tenant shall fail to prosecute the restoration work with diligence and continuity until completion, regardless of whether an Event of Default has occurred, Landlord shall have the right to use any proceeds held by Insurance Trustee to complete such renovation work. Tenant shall be liable for any sums incurred by Landlord to complete such restoration work in excess of the amount held and disbursed by the Insurance Trustee.

         G. In the event that an Event of Default has occurred, Tenant shall not have access to any insurance proceeds unless and until Tenant shall have cured such Event of Default, and until such time, Tenant shall use its own funds to prosecute the restoration work.

         H. Upon the expiration or termination of the Term of this Lease, all insurance proceeds received by the Insurance Trustee or Tenant and not applied to the costs of restoration shall be paid to Landlord except as otherwise provided in Article 21.

         Section 13.03  Waiver of Rights of Subrogation

         Landlord and Tenant hereby waive their rights of recovery against each other, their respective officers, directors, agents and employees for loss or damage to the Premises and any resultant business interruption to the extent covered by the insurance maintained under Section 13.01. Should any such policies of insurance require an endorsement to effect such a waiver, the Tenant shall cause them to be so endorsed.

         Section 13.04  Operational Insurance

         Tenant shall, at its own expense, commencing with the Commencement Date and continuing throughout the Term, procure and maintain operational insurance with reputable insurance companies of recognized responsibility; provided, however, that, with respect to the first One Million Dollars ($1,000,000) of coverage required by this Section such coverage shall be obtained from insurance companies authorized to do business in the United States with a rating of no less than A-VII by A.M. Best. All other coverage shall be obtained from one or more insurance companies with an A.M. Best rating of no less than B+V with respect to domestic insurance companies or of at least comparable standing if a foreign-based insurer. Operational insurance required herein shall have the following minimum coverage:

                  (i) comprehensive or commercial  general  liability  insurance against claims for death, bodily injury, or property damage occurring on, in or about the Premises, and automobile liability insurance on vehicles operated in conjunction with the Premises with a combined single limit of not less than One Hundred Million Dollars ($100,000,000) per occurrence.

                  (ii) such other insurance as Tenant in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with its operation of the Premises.

         Section 13.05  Blanket and Self-Insurance

         All insurance described in Sections 13.01 and 13.0.4 may be obtained by Tenant by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies fulfill the requirements specified herein. With respect to the insurance described in Section 13.04 the deductible or self-insured retention limits shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) (to be increased on the fifth (5th) anniversary of the Commencement Date and every subsequent fifth (5th) anniversary thereof, by an amount proportionate to the percentage increase in the GDP Deflator over the preceding five (5) year period) or such lesser amount as is then applicable to a majority of the other properties covered under Tenant's company wide insurance program. As to all insurance described in Section 13.01, deductible limits or self-insured retentions shall not exceed Fifty Thousand Dollars ($50,000) (to be increased on the fifth (5th) anniversary of the Commencement Date and every subsequent fifth
(5th) anniversary thereof, by an amount proportionate to the percentage increase in the GDP Deflator over the preceding five (5) year period) or, with respect to "high hazard classification" (as such term is customarily understood in the insurance industry), such other amount as may then be required by responsible insurance companies for similar properties and risks.

         Section 13.06  Costs of Insurance

         Insurance premiums and any costs or expenses with aspect to the insurance described in this Article 13 shall be borne' by Tenant. Any losses, costs, damages or expenses which fall within the deductible limits or are included within an allowed self-insurance program pursuant to Section 13.05 above shall be borne by Tenant. If Tenant shall fail to pay any premium for any such insurance, or if an Event of Default with respect to any of the provisions of this Article 13 shall occur, Landlord may pay such premium or procure the insurance coverages required by this Article 13 and all amounts paid by Landlord in accordance herewith shall become Additional Rent which is due and payable within five (5) Business Days after such expenditures are made.

         Section 13.07  Defense of Claims after Termination

         With respect to any claim relating to an accident or other occurrence within a given Year for which Tenant is obligated to indemnify Landlord under
Article 8 which is not finally resolved either through litigation or settlement prior to the expiration or termination of this Lease, Tenant shall be obligated to continue to defend such accrued claims regardless of such expiration or termination.

         Section 13.08  Coverage and Certificates

         All  insurance  policies  provided for under  Section  13.01 or Section
13.04 above shall be carried in the name of Tenant, with Landlord and any Mortgagee on the Premises as additional insureds, and with loss payable, in the case of any policies procured under Section 13.01, in accordance with the provisions of Section 13.02. Tenant shall deliver to Landlord certificates of insurance with respect to all policies so procured under Section 13.01 or
Section 13.04, including existing, additional and renewal policy certificates and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies prior to the respective dates of expiration. All insurance policies provided for under Section 13.01 or Section
13.04 above shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days' prior written Notice to Landlord, Tenant, and the holder of any Mortgage. Upon request by Landlord or any Mortgagee, the requesting party or its representatives shall be entitled to examine at Tenant's corporate headquarters all insurance policies maintained by Tenant with respect to the Premises.

         Section 13.09  Alternative Insurance Coverage

         Notwithstanding any other provisions of this Lease to the contrary, if at any time during the Term hereof Tenant is not able to obtain any one or more of the insurance coverages required pursuant to this Article 13 because the subject insurance coverage(s) are not then reasonably available in the insurance marketplace, then, Tenant's failure to so obtain such insurance coverage(s) shall not constitute an Event of Default so long as Tenant does obtain coverage as similar to that required under this Lease as is reasonably available. For purposes of this Section 13.09 the term "reasonably available" means that type of coverage then obtainable from reputable insurance companies for properties similar to the Premises and purchased by prudent owners of businesses similar to that operated by Tenant at the Premises.

                                END OF ARTICLE 13

                                   ARTICLE 14

                        DAMAGE BY FIRE OR OTHER CASUALTY

         Section 14.01  Damage by Fire or Other Casualty

         Subject to the provisions of Section 14.06, if during the Term the Premises shall be damaged or destroyed by fire, or any other casualty or cause whatsoever, Tenant shall forthwith proceed to repair and/or rebuild the same, free of all liens, claims and encumbrances, to the same general design and specification as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes (other than financial), whether similar or dissimilar beyond the control of Tenant. Materials used in repair shall be as nearly like or superior in quality to original materials as may then be reasonably procured in regular channels of supply. All proceeds of insurance carried on the Premises pursuant to Article 13 hereof, payable as a result of such damage or destruction, shall be used for the purpose of such repair or rebuilding in accordance with the provisions of
Article 13, and, if such insurance proceeds are not so made available by the Insurance Trustee or Landlord in accordance with the provisions of Article 13 and such failure shall continue for a period of 90 days after Notice of such failure is delivered by Tenant to Landlord, Tenant's obligation to repair and rebuild hereunder shall be suspended until such time as such insurance proceeds are so made available. If such insurance proceeds are not so made available within one (1) year thereafter, Tenant, at its option may terminate this Lease upon ninety (90) days prior Notice to Landlord. Upon any such termination, Landlord shall have all rights to any insurance proceeds. In the event Tenant is not required to repair or rebuild by the terms or conditions of this Lease, all such insurance proceeds (whether paid to the Insurance Trustee or Tenant) shall be paid to Landlord. If Tenant is required to, and does repair or rebuild, any excess insurance proceeds shall be paid to Tenant.

         Section 14.02  Partial Damage by Fire or Other Casualty

         In the event of any partial damage or destruction, Tenant shall continue to occupy and use the Premises to the extent that it may be practicable to do so, and Tenant shall proceed to repair and/or rebuild the Premises in the manner and at the time described in Sections 13.02 and 14.01.

         Section  14.03  Damage   Occurring   After  the  10th   Anniversary  of
Commencement Date

         A. In the event of a Major Casualty occurring after the tenth (10th) anniversary of the Commencement Date, Tenant shall have the right to terminate this Lease by so notifying Landlord not later than the date which is sixty (60) days after the occurrence of such Major Casualty. If Tenant elects to exercise the right described in the preceding sentence, it shall, simultaneously with its delivery of its Notice of termination, deliver to Landlord its irrevocable offer to purchase the Premises for an amount equal to the Lease Purchase Price.

         B. Landlord may accept or reject Tenant's irrevocable offer to purchase the Premises by sending Tenant a Notice of rejection or acceptance within thirty
(30) days from the date upon which Landlord received Tenant's Notice of termination. If Landlord fails to send Tenant a Notice of rejection or acceptance within thirty (30) days of its receipt of Tenant's irrevocable offer to purchase the Premises, Landlord shall be deemed to have accepted such offer. If Landlord accepts or is deemed to have accepted Tenant's offer to purchase, the Lease shall terminate and closing of such purchase shall occur in accordance with the provisions of Article 21. Upon such termination, Tenant shall pay to Landlord all Rental due through such date of termination. Landlord shall convey the Premises to Tenant in accordance with the provisions of Section 21.01.

         C. If Landlord rejects Tenant's irrevocable offer to purchase pursuant to Section 14.03A, this Lease shall terminate on a Minimum Rental payment date specified by Tenant in its Notice of termination which occurs not earlier than ninety (90) days nor later than one hundred twenty (120) days after Landlord's receipt of Tenant's irrevocable offer to purchase, provided that this Lease shall not terminate unless and until Tenant shall have paid all sums due hereunder (including, without limitation, all taxes and insurance premiums) as of the actual date of termination. Upon such termination, Tenant shall vacate the Premises in accordance with the provisions of Section 3.04.

         Section 14.04  No Abatement of Rent Due to Casualty

         No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises or the Improvements. If this Lease is not terminated as a result of a casualty pursuant to Section 14.03, all proceeds of insurance carried pursuant to Section 13.01(iii) shall be paid to Tenant (except as otherwise provided in Section 13.02). There shall be no abatement of Rentals following any casualty and during any period of repair or reconstruction contemplated in this Article 14.

         Section 14.05  Early Termination

         In the event of the termination of this Lease pursuant to the provisions of Sections 14.03 or 15.04 of this Lease, the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if it were the date set for the normal expiration of the Term, and Rental shall be apportioned as of the date of termination.

         Section 14.06  Uninsurable Loss

         A. If there is a casualty at or to the Premises with respect to which all or a portion of such loss is an "uninsurable loss", then Tenants obligations under this Lease to repair and/or rebuild the Premises shall be limited to only such casualties where the cost of repair and/or rebuilding (in addition to any available insurance proceeds and exclusive of all applicable deductible limits and self-insured retentions) will not exceed forty percent (40%) of the fair market value of the Premises immediately prior to the casualty. In all other circumstances, Tenant shall have the right, but not the obligation, to terminate this Lease upon ninety (90) days Notice to Landlord and, upon such termination, Tenant shall have no further obligations to pay any Rentals or otherwise under this Lease.

         B. All costs incurred by Tenant in repairing and/or replacing the Premises in the event of an "uninsurable loss" shall constitute Mandated Expenditures.

         C. As used in this Section 14.06, the term "uninsurable loss" shall mean any casualty for which insurance coverage was not then obtainable from reputable insurance companies for properties similar to the Premises and being purchased by prudent owners of businesses similar to that operated by Tenant at the Premises. In no event shall the phrase "uninsurable loss" mean a loss which is uninsurable because such loss was caused by the intentional, willful or grossly negligent acts of Tenant, its agents, employees or contractors.

         D. Upon receipt of any Notice from Tenant of a proposed termination of this Lease pursuant to the provisions of Section 14.0.4A above, Landlord shall have the right, but not any obligation, to avoid such termination by paying to Tenant a sum equal to the amount by which the costs (in addition to any available insurance proceeds and exclusive of all applicable deductible limits and self-insured retention) to repair and/or rebuild the Premises in the event of an uninsurable loss that exceeds forty percent (40%) of the fair market value of the Premises immediately prior to the casualty. Such right in Landlord shall be exercised by Landlord giving Notice to such effect to Tenant within ten (10) days following Landlord's receipt of Tenant's Notice of Termination, and by Landlord paying the requisite sum to the Insurance Trustee within thirty (30) days thereafter, to be disbursed by the Insurance Trustee in accordance with the provisions of Section 13.02.

                                END OF ARTICLE 14

                                   ARTICLE 15

                                  CONDEMNATION

         Section 15.01  Notice of Condemnation and Assignment of Rights

         A. The party receiving any Notice of the kinds specified below shall promptly give the other party Notice of the receipt, contents and date of the Notice received:

                  (i)      Notice of intended condemnation;

                  (ii) Service of any legal process relating to condemnation of any portion of the Premises or Improvements;

                  (iii)   Notice  in   connection   with  any   proceedings   or
         negotiations with respect to such a condemnation; or

                  (iv) Notice of intent or willingness to make or negotiate a private purchase, sale, or transfer in lieu of condemnation.

         B. Subject to the rights of each party as set forth in this Article 15, each party hereby irrevocably assigns to Insurance Trustee any award or payment to which they may be or become entitled by reason of any taking of the Premises or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special. Insurance Trustee shall distribute all such condemnation proceeds to the benefit of Landlord and/or Tenant in accordance with the provisions of this Article 15. Each party shall be entitled to participate at its own expense in any such proceedings.

         Section 15.02  Tenant's Right to Pursue a Claim

         Notwithstanding anything herein to the contrary, Tenant shall have the right to pursue a claim with and retain any award from the condemning authority or entity for damage to or loss of Tenant's leasehold estate in the Premises as well as for any other separate damages that Tenant may suffer, provided, however, that such award or payment to Tenant is completely separate from and shall in no manner reduce the award or payment to Landlord for the value of the Premises unencumbered by the Lease. If the foregoing contingency is not met, any Tenant's award or payment shall be deemed assigned to the Insurance Trustee pursuant to Section 15.01.

         Section 15.03  Temporary Taking

         A. In the event that the use of the Premises or any part thereof is taken in condemnation by any governmental authority under the power of eminent domain for a period of time, whether definite or indefinite (but less than the acquisition of a fee simple interest in perpetuity), or whether less than, equal to or greater than the unexpired portion of the Term of this Lease, this Lease shall nevertheless continue in full force and effect and Tenant shall have the right (except as hereinafter provided) to receive the entire award ("Use Award") attributable to the unexpired portion of the Term of this Lease (including any Effective Extended Term), and Landlord shall have the right to receive the entire award ("Landlord's Temporary Taking Award") attributable to the period after the expiration of the Term of this Lease (including any Effective Extended
Term), and no claim or demand of any kind shall be made by Tenant against Landlord by reason of such taking, no claim for abatement of Minimum Rental or Percentage Rental and other amounts which may become due under this Lease shall be made by reason of such taking and the rights and liabilities of the parties hereto shall be the same as if there had been no such taking.

         B. The Use Award, in such amount as may be eventually determined, shall be paid to and held in trust by the Insurance Trustee and shall be administered as hereinafter set forth. There shall first be deducted therefrom and paid out all legal and other expenses, reasonable in amount, which were incurred in obtaining such Use Award, except that Landlord shall pay that portion of such expenses (but not to exceed the amount of Landlord's Temporary Taking Award) that Landlord's Temporary Taking Award bears to the sum of Landlord's Temporary Taking Award and the Use Award. The Use Award shall be administered as follows:

                  (i) If any such Use Award shall be in the form of rent recoverable for such taking and shall be payable in quarterly (or more frequent) installments, the Insurance Trustee shall pay to Landlord quarterly such installments of the Use Award on account of and to the extent of Tenant's obligations to pay Minimum Rental and Percentage Rental under this lease; any balance remaining from each such quarterly (or more frequent) installment shall be paid by the Insurance Trustee to Tenant. The entire amount of such quarterly (or more frequent) installments of the Use Award received by the Insurance Trustee (whether paid to Landlord or Tenant) shall be included in the cash receipts of Tenant during the quarter when received by the Insurance Trustee for purposes of determining Operating Revenues.

                  (ii) If any such Use Award is made in a lump sum or in the form of rent recoverable for such taking and is payable in installments less frequently than quarterly, the lump sum or other installment shall be divided by the number of calendar quarters included in the period for which such award has been paid, and the Insurance Trustee shall pay to Landlord such quotient quarterly on account of and to the extent of Tenant's obligation to pay Minimum Rental and Percentage Rental under this Lease; any balance remaining from each such quarterly quotient shall be paid by the Insurance Trustee to Tenant. The entire amount of such quarterly installments of the Use Award received by the Insurance Trustee (whether paid to Landlord or Tenant) shall be included in the cash receipts of Tenant during the quarter in which such quarterly quotient is distributed by the Insurance Trustee to Landlord and Tenant for purposes of determining Operating Revenues.

                  (iii) If any such Use Award shall be made for the cost of repairs and restoration following termination of such temporary taking, then the Insurance Trustee shall apply the same to Tenant's obligation hereunder to repair and restore as herein provided.

         C. Any Use Award deposited with the Insurance Trustee shall be invested by the Insurance Trustee in an interest-bearing account, with interest to be added to the amount of the Use Award and distributed as pan of the Use Award in accordance with the provisions of this Section 15.03. All such interest shall be included in Operating Revenues for the month in which such interest is distributed by the Insurance Trustee.

         Section 15.04  Total Taking

         If, during the Term, all or substantially all of the Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, then this Lease shall terminate on the date such taking becomes effective. Tenant shall pay all Rental and all other sums due hereunder (including, without limitation, all taxes and insurance premiums) through such date. All condemnation proceeds shall belong to and be paid to Landlord, except that to the extent such proceeds exceed the Leasehold Purchase Price as of such termination date, such excess shall first be payable to Tenant up to an amount equal to any unamortized Mandated Expenditures, with any remaining portion of such excess being payable to Landlord.

         Section 15.05  Substantial Taking

         A. In the event of a Substantial Taking, Tenant shall have the right to terminate this Lease by so notifying Landlord not later than the date which is sixty (60) days after the occurrence of such Substantial Taking. If Tenant elects to exercise the right described in the preceding sentence, it shall, simultaneously with its delivery of its Notice of termination, deliver to Landlord its irrevocable offer to purchase the Premises for an amount equal to the Lease Purchase Price.

         B. Landlord may reject or accept Tenant's irrevocable offer to purchase the Premise by sending Tenant a Notice of such rejection or acceptance within thirty (30) days from the date upon which Landlord received Tenant's Notice of termination. If Landlord fails to send Tenant a Notice of rejection or acceptance within thirty (30) days of its receipt of Tenant's irrevocable offer to Purchase the Premises, Landlord shall be deemed to have accepted such offer. If Landlord accepts or is deemed to have accepted Tenant's offer to purchase, the Lease shall terminate on a Minimum Rental payment date specified by Tenant in its Notice of termination which occurs not earlier than ninety (90) days nor later than one hundred twenty (120) days after Landlord's receipt of Tenant's irrevocable offer to purchase. Upon such termination, Tenant shall pay Landlord all Rental due through such date and Landlord and the Insurance Trustee shall assign all their right, title and interest in condemnation proceeds payable and shall deliver any condemnation proceeds previously paid to, and then held by, the Insurance Trustee with respect to such Substantial Taking to Tenant and Landlord shall convey the Premises to Tenant in accordance with the provisions of Section 21.01.

         C. If Landlord rejects Tenant's irrevocable offer to purchase pursuant to Section 15.05A, this Lease shall terminate on a Minimum Rental payment date specified by Tenant in its Notice of termination which occurs not earlier than ninety (90) days nor later than one hundred twenty (120) days after Landlord's receipt of Tenant's irrevocable offer to purchase, provided that this Lease shall not terminate unless and until Tenant shall have paid all sums due hereunder (including, without limitation, all taxes and insurance premium) as of the actual date of termination. Upon such termination, all condemnation proceeds shall be delivered to Landlord and Tenant shall vacate the Premises in accordance with the provisions of Section 3.04.

         Section 15.06  Partial Taking

         A. In the event of a Substantial Taking pursuant to which this Lease is not terminated pursuant to the provisions of Section 15.05, then, in the event of any condemnation of less than all to substantially all of the Premises, Tenant shall be obligated to restore the Premises not taken by the governmental authority to a condition as good as or better than the condition which prevailed thereon and therein prior to such condemnation as is practicable under the circumstances; provided, however, that Tenant shall not be obligated to expend any sums in excess of the condemnation proceeds. In the event of an Insubstantial Taking, the Tenant shall not be obligated to replace any landscaping or facilities taken by the governmental authority but shall only be obligated to repair any damage to the Premises not taken by the governmental authority. Materials used in repair and restoration shall be as nearly like or superior in quality to the original materials as may then be reasonably procured in regular channels of supply, and construction shall be completed in a workmanlike manner free of all liens and encumbrances. All condemnation proceeds payable on account of such condemnation other than proceeds attributable to Tenant's personal property shall be paid to the Insurance Trustee who shall hold said proceeds in trust for the parties in accordance with the provisions of this
Section 15.06.

         B. Tenant shall commence the restoration of the Premises as soon as practicable not later than the date which is one hundred eighty (180) days after the date upon which the condemnation occurred and thereafter prosecute the restoration with diligence and continuity.

         C. Prior to commencing any restoration! work, Tenant, at its sole cost shall (i) obtain the services of a licensed architect to prepare any required plans and specifications for such restoration; and (ii) submit a set of final plans and specifications to Landlord and the Senior Mortgagee for approval (which approval may not be unreasonably withheld, conditioned or delayed), and further, with any restoration that will cost more than One Million Dollars ($1,000,000), (iii) the contractor selected by Tenant to perform the work shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed, or (iv) Tenant shall carry builder's risk insurance in amounts reasonably sufficient to cover the cost of replacement of the work during the course of such construction.

         D. In proceeding with such restoration work, Tenant shall first expend an amount, if any, equal to the excess of the projected cost of the restoration work over the amount of all condemnation proceeds. Thereafter, Tenant shall be entitled to submit to the Insurance Trustee, not more frequently than once every thirty (30) days, an invoice together with such other documentation (including mechanics lien waivers and title insurance policy endorsements obtained at Tenant's sole cost and expense) as is customarily required by lenders at such time making construction loans. Upon receipt of an invoice in proper form, the Insurance Trustee shall make a disbursement equal to ninety percent (90%) of the amount shown on the invoice, provided, however, that upon final completion of the restoration work, the Insurance Trustee shall disburse to Tenant the final ten percent (10%) due that has been so retained, but only if it has received either final mechanics lien waivers from all parties having rights to mechanics liens against the Premises on account of such restoration work or appropriate endorsements or policies of title insurance protecting Landlord and Mortgagee against mechanics liens arising out of the restoration work. In the event that the amount disbursed in accordance with the previous sentence shall be less than the total condemnation proceeds, such excess shall be distributed to Landlord and Tenant as hereinafter provided in Section 15.06F and Section 15.06G.

         E. Any award attributable to personal property owned by Tenant that is not attributable to FF&E shall be paid to Tenant. Any award attributable to FF&E shall be paid to Tenant and applied by Tenant for the purpose of replacing such FF&E in the event and to the extent that the Premises remaining after such condemnation requires such replacement FF&E to be fully operational.

         F. In the event of a condemnation that is an Insubstantial Taking, the condemnation proceeds remaining after application thereof to the cost of the restoration work shall be paid to Landlord and Tenant in the following proportions: Landlord shall receive that portion of said remaining proceeds equal to a fraction whose numerator is the number of years in the Term of this Lease (including all Effective Extended Terms as of the date Tenant receives notice of such condemnation) that have elapsed as of the effective date of such condemnation and whose denominator is the number of years in the Term of this Lease (including all Effective Extended Terms as of the date Tenant receives notice of such condemnation) and Tenant shall receive the balance of such remaining proceeds. Thus, for examples if such condemnation occurred on the last day of the 21st year of the Term and the only Effective Extended Term was the First Extended Term, Landlord would receive 21/25th of such remaining condemnation proceeds and Tenant would receive 4/25th of such remaining condemnation proceeds.

         G. In the event of a condemnation that is a Substantial Taking and in the event that this lease is not terminated pursuant to Section 15.05, the condemnation proceeds remaining after application thereof to the cost of the restoration work shall be allocated between Landlord and Tenant in proportion to the value of their respective interests in the Premises; provided, however, that in no event shall Landlord receive a portion of such remarketing proceeds that is less than the Leasehold Purchase Price multiplied by the Partial Condemnation Reduction Percentage.

         H. In the event of a condemnation that is an Insubstantial Taking, there shall be no reduction in or abatement of the Minimum Rental or Percentage Rental thereafter payable by Tenant. In the event of a condemnation that is a Substantial Taking and in the event that this Lease is not terminated pursuant to Section 15.05, there shall be a reduction in the Minimum Rental payable by Tenant effective as of the date of the Substantial Taking in an amount equal to nine percent (9%) of the lesser of (i) the portion of the condemnation award so distributed to Landlord or (ii) eleven and one tenths (11.1) multiplied by the annual Minimum Rental multiplied by the Partial Condemnation Reduction Percentage and there shall be a reduction in the Alternative Rental or Expansion Rental (if then applicable) in an amount equal to the Alternative Rental or Expansion Rental payable immediately prior to such condemnation multiplied by the Partial Condemnation Reduction Percentage.

         I. In the event that Tenant shall fail to prosecute the restoration work with diligence and continuity until completion, regardless of whether an Event of Default has occurred, Landlord shall have the right to use any proceeds held by Insurance Trustee to complete such restoration work. Tenant shall be liable for any sums incurred by Landlord to complete such restoration work in excess of the amount held and disbursed by the Insurance Trustee.

         J. In the event that an Event of Default has occurred Tenant shall not have access to any condemnation proceeds unless and until Tenant shall have cured such Event of Default, and until such time, Tenant shall use its own funds to prosecute the restoration work.

                                END OF ARTICLE 15

                                   ARTICLE 16

                         ASSIGNMENT, SALE AND SUBLETTING

         Section 16.01  Sale or Assignment by Landlord

         Landlord shall have the right to assign or transfer its interest in this Lease in connection with a Sale of the Premises subject to this Lease which shall remain in fall force and effect, provided Tenant's ability to obtain and maintain the licenses and permits necessary for the operation of its retirement and health care facilities is not materially and adversely affected by any proposed sale or assignment of Landlord's interest in the Premises. Furthermore, Landlord shall have the right to assign or transfer without restriction its interest in this Lease as collateral security with respect to any financing secured by an interest in the Premises. Upon any Sale of the Premises, Landlord shall assign this Lease to the purchaser and, concurrently with the finalization thereof, the purchaser shall, by an appropriate written instrument, assume (subject to the provisions of Section 24.21) all of Landlord's obligations hereunder. Any attempted sale or assignment in violation of the provisions of this Section 16.01 shall be void and without effect. Within thirty (30) days after Landlord sends Notice to Tenant advising Tenant of the name, identity and address of any proposed assignee or transferee and requesting a determination as to whether the proposed assignment or transfer would violate the requirements of the first sentence of this Section 16.01, Tenant shall advise Landlord by Notice to Landlord whether or not such proposed assignment or transfer would violate such requirements and, if so, setting forth in reasonable detail the basis for such violation (which Notice shall be binding upon Tenant), and if Tenant fails to send such Notice to Landlord prior to the expiration of such thirty (30) day period, such assignment or transfer shall be deemed to comply with the requirements of the first sentence of this Section 16.01.

         Section 16.02  Assignment by Tenant

         Tenant shall have the right to transfer or assign its interest in this Lease without Landlord's consent provided that (w) the transferee or assignee is a corporation organized under the laws of any state in the United States and in good standing and authorized to do business in the state in which the Premises is located, (x) such transferee or assignee assumes this Lease by an appropriate writing, (y) Tenant shall continue to remain liable under all of the provisions of this Lease, and (z) the Guaranty of Tenant's performance hereunder shall not be terminated or altered by any such assignment.

        Section 16.03  Tenant's Right to Sublease

         Tenant may sublease space or grant concessions or licenses at the Premises so long as the terms of any such subleases, concessions or licenses do not exceed the Term and shall expire upon any termination of this Lease.

                                END OF ARTICLE 16

                                   ARTICLE 17

                                  HOLDING OVER

         Section 17.01  Holdover

         Should Tenant continue to hold the Premises after the termination of this lease, whether the termination occurs by lapse of time or otherwise, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at a daily Rental equal to 1/91st of an amount equal to two hundred percent (200%) of the quarterly
Minimum Rental last in effect and subject to all of the other obligations imposed on Tenant hereunder, but the foregoing shall not constitute a consent by Landlord to such holding over and shall not prevent Landlord from exercising any of its remedies under this Lease or applicable law by reason of such holding over.

                                END OF ARTICLE 17

                                   ARTICLE 18

                              ESTOPPEL CERTIFICATES


         Section 18.01  Estoppel Certificates

         Tenant agrees to furnish periodically, within ten (10) days after written request therefor by Landlord; or any actual or prospective Mortgagee covering the Premises, or any interest of Landlord therein or any actual or prospective purchaser of Landlord's interest, a certificate signed by Tenant (which may require a true and correct copy of this Lease and any and all amendments hereto to be attached) certifying (to the extent same is true) that this Lease is in full force and effect and unmodified; that the Term has commenced and the full Rental is then accruing hereunder; that, subject to the provisions of Section 5.07, no Rental under this Lease has been paid more than ninety (90) days in advance of its due date; that the address for Notices to be sent to Tenant is as set forth in this Lease (or has been changed by Notice duly given and is as set forth in the certificate); that Tenant has no knowledge of any default by Landlord then existing under this Lease; and such other matters as may be reasonably requested by Landlord or any Mortgagee, prospective Mortgagee or prospective purchaser. If Tenant is unable to so certify as to one or more of the foregoing items, Tenant shall specify its reason therefor in writing. Any such certificate may be relied upon by any prospective purchaser, ground lessor, Mortgagee, or any beneficiary under any deed of trust on the Improvements or the Land or any part thereof. Landlord agrees to furnish periodically, within ten (10) days after written request therefor by Tenant, a certificate signed by Landlord containing substantially the same information as described above.

                                END OF ARTICLE 18

                                   ARTICLE 19

                               LANDLORD FINANCING

         Section 19.01  Right to Finance

         Landlord shall have the right, at any time, and from time to time, to subject its interest in the Premises to one or more Mortgages without Tenant's consent.

         Section 19.02  Priority

         A. Landlord agrees that this Lease and any extensions, renewals, replacements or modifications thereto and all right and interest of Tenant in and to the Premises shall be superior to any and all Mortgages now or hereafter granted by Landlord.

         B. As more particularly described herein, Tenant has no right to cancel, rescind or terminate this Lease except as expressly provided in the particular provisions specified herein. Without limiting the foregoing or the effect of Tenant's waivers set forth herein, or any other provisions herein that negates Tenant's right to cancel, terminate or rescind this lease or any of its obligations hereunder, if any circumstances nevertheless as a matter of law or otherwise would give Tenant the right, immediately or after lapse of a period of time, to cancel, rescind or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such circumstance to the Senior Mortgagee and (b) until a reasonable period for remedying such circumstance shall have elapsed following such written notice by Tenant to the Senior Mortgagee (which reasonable period, if required by the Senior Mortgagee, shall in no event be less than the greater of (i) the period to which Landlord would be entitled (under this Lease or otherwise), after similar notice, to effect such remedy, plus ninety (90) days, and (ii) the period of time needed by the Senior Mortgagee to obtain possession of the Premises by foreclosure or otherwise), plus ninety (90) days, provided that the Senior Mortgagee shall be entitled to the additional time period referred to in the preceding clause (i) only if the Senior Mortgagee shall with due diligence
(a) give Tenant notice of intention to remedy such circumstance and (b) commence and continue to remedy such circumstances to the extent it is reasonably able to do so without possession or seek possession, directly or through a receiver, and upon obtaining possession of the Premises, commence and continue to remedy such circumstance.

         C. If at any time there shall occur a foreclosure action with respect to the interest of Landlord under this Lease, or a deed in lieu of foreclosure, or any similar action or proceeding, then (i) this Lease shall not terminate, and (ii) Tenant shall attorn to and recognize the purchaser at such foreclosure sale (whether such person is the Mortgagee or another person or entity) or the grantee of a deed in lieu of foreclosure as Tenant's landlord under this Lease, except that neither such purchaser or grantee, nor anyone claiming by, through or under any such person or grantee, shall be:

                  (x) liable for any action or omission of Landlord (or its predecessors in interest);

                  (y) subject to any offsets or defenses which Tenant may have against Landlord (or its predecessors in interest); or

                  (z) bound by any payment of Rental, other than the Special Rental Advance if any, which Tenant might have made to landlord (or its predecessors in interest) for more than one Fiscal Quarter in advance of the date the same was due under this Lease; but the foregoing shall not relieve any such purchaser or grantee, or anyone claiming by, through or under any such purchaser or grantee from performing all obligations of Landlord under this Lease after it acquires title to the Premises.

         Section 19.03 Mortgage Amendments

         If at any time, any prospective Mortgagee requests any change or modification to this Lease as a condition of granting a Mortgage to Landlord, Tenant shall consent to such change or modification provided that (i) Landlord bears the cost of preparing all documentation required to effect such change or modification; (ii) such change or modification does not materially and adversely increase Tenant's cost of operating the Premises or performing its obligations under this Lease; and (iii) such change does not materially and adversely affect Tenant's rights hereunder. Examples of modifications to which Tenant shall consent include, without limitation, obligations to give copies of notices and other documents to Mortgagees where Tenant has previously agreed to give same to Landlord, to obtain a Mortgagee's consent or approval where Tenant has previously agreed to obtain Landlord's consent or approval, to allow a Mortgagee to act for Landlord in the event that Landlord fails to exercise a right granted to Landlord hereunder, and provisions which govern the relationship between Landlord and Mortgagee.

                                END OF ARTICLE 19

                                   ARTICLE 20

                                DEFAULT BY TENANT


         Section 20.01  Events of Default

         The occurrence of any one or more of the following events shall constitute an Event of Default by Tenant under this Lease:

         A. Tenant shall fail to pay any Rental or other sums payable by Tenant hereunder as and when such Rental or other sums become due and payable and such failure shall continue for more than five (5) Business Days after Notice;

         B. Tenant shall fail to perform or observe any covenant or obligation hereunder (other than the financial obligations referred to in subparagraph A above) and such failure shall continue for more than thirty (30) days after Notice; or, if such failure cannot be cured with reasonable diligence within such thirty (30) day period, if Tenant does not commence to correct same within said thirty (30) day period and thereafter prosecute the correction of same with reasonable diligence and continuity to completion;

         C. Any petition is filed by or against Tenant or Guarantor under any section or chapter of the present or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of its filing), or if any order for relief shall be entered against Tenant in proceedings filed under any section or chapter of the present or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

         D. A receiver, trustee or liquidator of Tenant or Guarantor or of all or substantially all of the assets of Tenant or Guarantor shall be appointed.

         E. An Event of Default shall have occurred under any lease that is a Related Landlord Lease as of the date of such Event of Default thereunder. IN THIS REGARD, IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT THE PRECEDING SENTENCE IS A MATERIAL PART OF THE CONSIDERATION DUE LANDLORD FROM TENANT WITH RESPECT TO THIS LEASE AND THAT LANDLORD WOULD NOT HAVE ENTERED INTO THIS LEASE WITH TENANT WITHOUT INCLUSION IN THIS LEASE OF THE PRECEDING SENTENCE.

         F. A third party lender to either Guarantor or Tenant accelerates any indebtedness of Guarantor or Tenant, the amount of which then equals or exceeds Fifty Million Dollars ($50,000,000), and Guarantor or Tenant fails to fully satisfy such accelerated indebtedness within five (5) business days next following the date such indebtedness was accelerated.

         Section 20.02  Landlord's Rights Upon an Event of Default

         A. If an Event of Default  occurs,  then,  subject to the provisions of
Section 20.02B and C, Landlord may commence doing any one or more of the following provided that such commencement is prior to the date that Tenant or Guarantor cures such default:

                  (1) Terminate this Lease upon ten (10) days Notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord and Tenant shall be liable to Landlord for all Surviving Obligations and to the extent provided in Section 17.01 and to the extent hereinafter provided in this
Section  20.02A.  If Tenant fails to do so,  Landlord  may,  without  Notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor. Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such Termination, whether through inability to relet the Premises or otherwise,  including  any loss of Rental  for the  remainder  of the  Term.  In connection with Landlord's exercise of the remedy described in this Subparagraph, Landlord shall have the right to seize and take possession of all of Tenant's FF&E located on the Premises and either use same in connection with operating the property or dispose of same as Landlord sees fit to do. To the greatest extent permitted by law, Tenant hereby fully, formally and forever waives any and all protections provided by applicable law against Landlord's right of distraint.

                  (2) Enter upon and take possession of the Premises as Tenant's agent, with the right but not the obligation of terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises either in its own name or as Tenant's agent and in either event receive the rent therefor, in any of which events Tenant shall pay to Landlord on demand (i) any and all costs of re-leasing, renovating, repairing, and altering the Premises (including but not limited to advertising costs, commissions, finders fees, legal fees and other costs) for a new tenant or tenants, and (ii) any deficiency that may arise by reason of such reletting from the net income from the Premises that Landlord would have received if there had not been a default by Tenant. In addition, to the extent the Premises are not relet, Tenant shall continue to be obligated to satisfy all of its obligations under this Lease. In connection with Landlord's exercise of the remedy described in this Subparagraph, Landlord shall have the right to seize and take possession of all of Tenant's FF&E located on the Premises and either use same in connection with operating the property or dispose of same as Landlord sees fit to do. To the greatest extent permitted by law, Tenant hereby fully, finally and forever waives any and all protections provided by applicable law against Landlord's right of distraint.

                  (3) Do whatever Tenant is obligated to do under this Lease and enter the Premises without being liable to prosecution or any claim for damages therefor to accomplish this purpose. Tenant shall reimburse Landlord, as Additional Rental, immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, together with interest thereon from the date of such expenditure until paid at the Lease Interest Rate.

                  (4) Bring a summary proceeding/action for ejectment in order to recover possession of the Premises.

                  (5) Landlord hereby reserves the right to institute successive legal actions to collect any damages payable to Landlord hereunder, it being intended that a suit for damages shall not bar any subsequent suit for damages that have subsequently accrued.

                  (6) Accelerate the Minimum Rentals due under this Lease. The discount rate to be used in computing the amount of Minimum Rental due hereunder shall be equal to the effective annual yield prevailing on the date the Event of Default occurred with respect to United States treasury obligations having a maturity date that is the same or nearest to the date on which this Lease would have expired if no Event of Default occurred.

         B. If an Event of Default has occurred under Section 20.01A, or if an Event of Default has occurred under Section 20.01E that consists of the failure of Tenant to pay any Rental or other sums payable to the Landlord under a Related Landlord Lease as and when such Rental or other sums become due and payable, Landlord, prior and as a condition precedent to exercising any rights pursuant to Subsections 20.02(A)(1), (2), (4) or (6) above, shall give Guarantor Notice of the Event of Default and afford Guarantor a period of five (5) Business Days after Guarantor receives Notice pursuant to this Section 20.02B within which to cure such Event of Default. If Guarantor cures such Event of Default, Landlord shall have no further rights under this Section 20.02 with respect to the particular Event of Default in question.

         C. If an Event of Default has occurred under Section  20.01B,  or under
Section 20.01B of any Related Landlord Lease Landlord, prior and as a condition precedent to exercising any rights pursuant to Subsections 20.02A(l), (2), (4) or (6) above, shall give Guarantor notice of such Event of Default and Guarantor shall have thirty (30) days within which either to cure such Event of Default; or, if such Event of Default cannot be cured with reasonable diligence within such thirty (30) day period, to commence to correct same within said thirty (30) day period and thereafter prosecute the correction of same with reasonable diligence and continuity to completion. If and so long as Guarantor commences and continues to take action to cure such Event of Default as required pursuant to the preceding sentence and cures such Event of Default, Landlord shall have no further rights under this Section 20.02 with respect to the particular Event of Default in question.

         D. If an Event of Default has occurred under Section 20.01A, or if an Event of Default has occurred under Section 20.01E that consists of the failure of Tenant to pay any Rental or other sums payable to the Landlord under a Related Landlord Lease as and when such Rental or other sums become due and payable, then, notwithstanding anything in applicable law, to the contrary, Landlord shall have no obligation whatsoever to mitigate any of its damages. If any other Event of Default shall have occurred, Landlord shall be obligated to mitigate its damages only to the extent it is required to do so under applicable law.

         Section 20.03  Implied Waiver

         A. No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord pursuant to Section 20.02(B) or otherwise shall constitute an election by Landlord to terminate this Lease, unless a written Notice of such intention is given to Tenant. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof.

         B. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by such party. The rights granted to Landlord and Tenant in this Lease shall be cumulative of every other right or remedy which Landlord or Tenant may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         Section 20.04  Injunctive Relief

         Landlord shall be entitled to obtain injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, to the extent that any such relief is provided by a court of equity.

                                END OF ARTICLE 20

                                   ARTICLE 21

                        PROVISIONS APPLICABLE TO PURCHASE
                            BY TENANT OF THE PREMISES


         Section 21.01  Procedures Upon Purchase

         A. If Tenant is to acquire  the  Premises  pursuant  to  Section  1.03,
Section 14.03 or Section 15.05 of this Lease, the Premises shall be transferred "As Is" on the date of transfer and otherwise as provided in Section 1.01 hereof. Landlord shall convey title to the Premises to Tenant in the same condition of title (including all restrictions, limitations, covenants and easements of record and all encroachments) that existed as of the Commencement Date, subject, however, to (i) the lien of real estate taxes, water and sewer charges and other governmental charges that are not then due and payable, (ii) all restrictions, limitations, covenants, easements and encroachments that were created after the Commencement Date other than those created by Landlord without the written consent of Tenant, and (iii) all Legal Requirements, but free of the following items ("Landlord Obligations"): (x) the lien of any security interest created by any Mortgage on Landlord's interest, (y) the lien of any judgment, tax assessment or other obligation incurred by Landlord that is not the responsibility of Tenant under this Lease, and (z) any liens created on and after the Commencement Date which have been created by or resulted solely from acts of Landlord undertaken without the written consent of Tenant. Landlord shall pay off and discharge all Landlord Obligations at closing of Tenant's purchase of the Premises, but Landlord shall have the right to apply the
purchase  price   proceeds  for  the  purpose  of   discharging   such  Landlord
Obligations.

         B. If Landlord accepts Tenant's irrevocable offer pursuant to Section 1.03, Section 14.03 or Section 15.05 to purchase the Premises, closing of such purchase shall be held on the date (the "Purchase Closing Date") specified by Tenant in its notice of Termination pursuant to Section 1.03, Section 14.03 or
Section 15.05 which occurs not earlier than ninety (90) days nor later than one hundred twenty (120) days after Landlord's receipt of Tenant's irrevocable offer to purchase. Closing of such purchase shall be conducted by an escrow agent (the "Closing Escrow Agent") which shall be a national title insurance company designated by Tenant that meets with the reasonable satisfaction of Landlord.

         C. On the Purchase Closing Date, Landlord shall deliver to the Closing Escrow Agent a deed ("Landlord's Deed") conveying the Premises to Tenant or Tenant's designee and containing no warranties other than a warranty that the Premises are not subject to (i) the lien of any security interest created by any Mortgage executed by Landlord on Landlord's interest, (ii) the lien of any judgment, tax assessment or other obligation incurred by Landlord that is not the responsibility of Tenant under this Lease and (iii) any liens created on or after the Commencement Date which have been created by or resulted solely from acts of Landlord undertaken without the consent of Tenant.

         D. On the Purchase Closing Date, Landlord shall deliver to the Closing Escrow, Agent a written instrument (the "Assignment"), without warranty of title, assigning and transferring to Tenant or Tenant's designee (i) Landlord's interest in any FF&E leased by

Landlord to Tenant hereunder and any licenses or permits relating to the Premises and (ii) Landlord's interest in any insurance proceeds payable with respect to any casualty that has previously occurred to the Premises (if any) (which assignment of insurance proceeds shall be consented to by the Insurance Trustee). If and to the extent that there are any insurance proceeds previously paid to Landlord or the Insurance Trustee which have not been applied for the purpose of repair or restoration and are then held by Landlord or the Insurance Trustee, Landlord and the Insurance Trustee, as the case may be, shall deliver such insurance proceeds (the "Escrowed Insurance Proceeds") to the Closing Escrow Agent. The Tenant shall deliver to the Closing Escrow Agent current immediately available funds in the amount of. the purchase price and any costs payable by Tenant hereunder that are set forth in Section 21.01H ("Tenant's Funds"). Closing Agent shall then proceed to consummate the Closing in accordance with local custom and practice.

         E. In the event that Tenant fails to perform its obligations under this
Section 21.01 on the Purchase Closing Date for any reason other than the default of Landlord, the Tenant's Notice of Termination pursuant to Section 1.03,
Section 14.03 or Section 15.05 shall be rescinded and deemed null and void, the Lease shall continue in full force and effect and neither Tenant nor Landlord shall have any liability or obligation to the other by reason of such failure to consummate settlement of such purchase except that Tenant shall pay to Landlord, as fixed, agreed and liquidated damages for Tenant's default, the sum of Fifty Thousand Dollars ($50,000).

         F. In the event that Landlord fails to perform its obligations under this Section 21.01 on the Purchase Closing Date for any reason other than the default of Tenant and an order of specific performance is not obtained by Tenant and complied with, the Lease shall terminate as of the Purchase Closing Date and neither Tenant nor Landlord shall have any liability or obligation to the other by reason of such failure to consummate settlement of such purchase except that Landlord shall pay to Tenant, as fixed, agreed and liquidated damages for Landlord's default, the sum of Fifty Thousand Dollars ($50,000).

         G. All costs and expenses in connection with any such purchase, including title insurance, transfer taxes, recording costs and the reasonable attorney's fees of Landlord and any Mortgagee, shall be paid by Tenant.

         H. Percentage Rental shall be prorated as of the date of such purchase based upon the number of days in the Fiscal Year in which such purchase occurs that precede the date of such purchase by prorating the dollar figure set forth in Section 5.01(ii) so that such dollar figure is multiplied by a fraction whose numerator is the number of days in such Fiscal Year that precede the date of such purchase and whose denominator is three hundred sixty five (365).

                                END OF ARTICLE 21

                                   ARTICLE 22

                                     NOTICES

         Section 22.01  Notices

         A. Any Notice or demand, consent, approval or disapproval, or statement (collectively called "Notice" or "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, shall be in writing (unless otherwise specified herein) and unless otherwise required by such law or regulation, shall be personally delivered with receipt acknowledged in writing or sent by United States mail postage prepaid as registered or certified mail, return receipt requested or by courier service guarantying overnight delivery. Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address specified below as said address may be changed from time to time as hereinafter provided. By giving the other party at least ten (10) days' prior written Notice, either party may designate a different address or addresses for Notices. Landlord may elect to require Tenant to send a copy of any Notice of Landlord's default to Landlord's Mortgagee(s) simultaneously with the sending of Notice to Landlord, provided that Landlord shall have supplied to Tenant the name and address of such Mortgagee(s).

         B. Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing or by the confirmation of the courier service making delivery; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by Notice of the postal service or by the confirmation of the courier service making delivery, as the case may be.

         C. A copy of each Notice given pursuant to Section 22.01A above shall also be sent to the addressee by FAX.

         D.       Notices shall be sent as follows:
                  To Tenant:

                  Marriott Senior Living Services, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20817
                  Attn: President
                  FAX No: (301) 380-8957

                  With a copy to:

                  Marriott International, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20817
                  Attn: Chief Financial Officer
                  FAX No: (301) 380-3969

                  and,
                  Marriott International, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20817
                  Attn: General Counsel
                  FAX No: (301) 380-6727

                  To Landlord:

                  Host Marriott, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20817
                  Attn: Chief Financial Officer
                  FAX No: (301) 380-5067

                  and,

                  Host Marriott, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20817
                  Attn: General Counsel
                  FAX No: (301) 380-6727

                  and,

                  The Senior Mortgagee
                  (as identified by Notice from Landlord to Tenant)

                                END OF ARTICLE 22

                                   ARTICLE 23

                               MEMORANDUM OF LEASE


         Section 23.01  Memorandum of Lease

         A. Landlord and Tenant shall execute, acknowledge and deliver a memorandum of this Lease (a "Lease Memorandum") in recordable form selling forth the date of this Lease, the names of the parties hereto, the Commencement Date, the Expiration Date, a description of the Land and the Premises, Tenant's rights to renew this Lease, Landlord's disclaimer of liability for mechanic's liens attributable to Tenant's use, occupancy and possession of the Premises, and such other provisions of this Lease as either party may designate. Said Lease Memorandum shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

         B. Tenant shall after the expiration or Termination of the Term, at the request of Landlord, execute, acknowledge and deliver to Landlord a memorandum in recordable form evidencing the expiration or Termination of this Lease.

                                END OF ARTICLE 23

                                   ARTICLE 24

                                  MISCELLANEOUS


         Section 24.01  Partial Invalidity

         In the event that any portion of this Lease shall be declared invalid by order, decree or judgment of a court, or governmental agency having jurisdiction, this Lease shall be construed as if such portion had not been inserted herein, except when such construction would operate as an undue hardship on Tenant or Landlord, constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Lease, or deny either Tenant or Landlord to a material extent a right or benefit pursuant to this Lease as originally written, in which event this Lease in pertinent part shall be reformed so as to place both Landlord and Tenant to the greatest extent permitted by law in the same relative positions as they would have enjoyed under the Lease as originally written.

         Section 24.02  Headings

         The article and section headings and the Table of Contents contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several provisions hereof.

         Section 24.03  Binding Effect

         All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and, to the extent permitted under this Lease, assigns of the parties hereto.

         Section 24.04  Representations

         Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Premises except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein.

         Section 24.05  Amendments

         No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

         Section 24.06  Brokers

         Neither party has engaged any agents or brokers with respect to the negotiation and execution of this Lease and each party shall indemnify and defend the other with respect to any claim by an agent or broker claiming through the indemnifying party against the indemnified party.

         Section 24.07  Authority to Execute

         A. Tenant represents and warrants that Tenant has the full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate corporate actions.

         B. Landlord represents and warrants that Landlord has the full right and authority to enter into this Lease, and that all persons signing on behalf of Landlord were authorized to do so by any and all necessary or appropriate corporate or partnership actions.

         Section 24.08  Applicable Law

         This Lease shall be governed by and construed under the laws of the state within which the Land is located.

         Section 24.09  Construction

         All  exhibits   referred  to  in  this  Lease  are  by  this  reference
incorporated fully herein. The term "this Lease" shall be considered to include all such exhibits.

         Section 24.10  Impossibility of Performance

         In the event that any covenant or obligation of Tenant under this Lease (other than a covenant or obligation to pay Rental or other sums payable by Tenant hereunder) as applied to a particular circumstance cannot be fully performed by any person or entity that had funds available for the performance of such covenants or obligations under this Lease, then Tenant shall only be obligated to perform such covenant or obligation as applied to such circumstance to the extent that such covenant or obligation can be so performed.

         Section 24.11  Time of Essence

         Time is of the essence with respect to the rights and obligations of Landlord and Tenant under this Lease.

         Section 24.12  Attorney's Fees

         Except as otherwise provided herein, in any action or proceeding (including without limitation appellate proceedings) brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, investigation costs, and other reasonable legal expenses and court costs incurred by such plan in such action or proceeding.

         Section 24.13  No Merger

         There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or finds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

         Section 24.14  Landlord's Right to Enter

         Landlord and its agents and designees may enter upon and examine the Premises at reasonable times, accompanied by a representative of Tenant that Tenant shall make available to Landlord, and show the Premises to prospective purchasers, partners, investors, mortgagees or lessees as long as such examination or showing shall not unreasonably interfere with the business operations of Tenant on the Premises.

         Section 24.15  Corporate Reorganization of Tenant

         In the event of the merger of Tenant into another corporation where Tenant is not the surviving corporation or the consolidation of Tenant with one or more other corporations where Tenant is not the surviving corporation, or the sale or other disposition of all or substantially all of the assets of Tenant to one or more other entities, the surviving entity or transferee of assets, as the case may be, shall be deemed to have assumed all obligations, covenants and responsibilities of Tenant under this Lease. Promptly after such corporate reorganization, such entity shall deliver to Landlord an instrument in recordable form reasonably acceptable to counsel for both parties, evidencing such assumption.

         Section 24.16  No Waiver

         The failure of either party to insist upon a strict performance of any of the terms or provisions of this Lease or to exercise any option, right or remedy herein contained shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         Section 24.17  Confidentiality

         The parties hereby agree that the matters set forth in this Lease are strictly confidential and each party will make every effort to ensure that such information is not disclosed to any outside persons or entities (including the press) without the consent of the other party, except as required by ERISA or any other Legal Requirement reporting and disclosure rules or otherwise specifically provided herein. For purposes of the preceding sentence, the words "outside persons or entities" do not include the parties' attorneys, accountants, consultants, shareholders, lenders, partners, investors, or any prospective lenders, partners and investors. No references to Tenant or to any Affiliate will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Prospectus"), issued by Landlord or one of its affiliates, which is designated to interest potential investors in the Premises, unless Tenant has previously received a copy of all such references. However, regardless of whether Tenant does or does not so receive a copy of all such references, neither Tenant nor any Affiliate will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, costs, liability and damage (including reasonable attorneys' fees and expenses, and the cost of litigation) arising out of any Prospectus or the offering described therein; and this obligation of Landlord shall survive Termination of this Lease.

         Section 24.18  Gender and Number

         Words of any gender used in the Lease shall be held to include any other gender, and words in the singular shall be held to include the plural and vice versa, when the sense requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Premises' shall mean "the Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; and (viii) "any of the personal property" shall mean "the personal property or any part thereof or interest therein."

         Section 24.19  Survival

         All claim and liabilities of either party existing or arising prior to the expiration or earlier termination of the Lease, unless otherwise specifically provided herein, and all Surviving Obligations shall survive such expiration or earlier Termination.

         Section 24.20  Acceptance of Surrender

         No surrender to Landlord of this Law or of the Premises or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Landlord and the Senior Mortgagee if any, and no act by Landlord or any representative or agent of Landlord, other than a written acceptance, shall constitute an acceptance of any such surrender.

         Section 24.21  Non-Recourse as to Landlord

         Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other tangible or intangible assets, properties or funds of (i) Landlord, (ii) any shareholder of Landlord or any director, officer, general partner, limited partner, employee or agent of Landlord, (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of its shareholders, either directly or through Landlord or its shareholders or any predecessor or successor partnership or corporation or their shareholders, officers, directors, employees or agents (or other entity), or (iv) any other Affiliate of any of the foregoing, or any director, officer, employee or agent of any thereof; provided, however, that if, as a result of a judicial foreclosure of any Mortgage, the interest of Landlord in the Premises is transferred to a Mortgagee or any other person or entity and at the date of such foreclosure, Tenant has a legal proceeding against Landlord, which is determined adversely to Landlord after the exhaustion of all appeal periods, Tenant shall have the right to enforce any judgment from any assets or other properties of Landlord but not against any Mortgagee or any other person or any of the parties listed at (ii) through (iv) above.

         Section 24.22  Entire Agreement; Integration

         A. The Lease contains all the agreements and conditions made between the parties hereto with respect to the matters contained herein and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors and assigns. All prior written and oral understandings and agreements shall be deemed to have merged into the Lease and have no further force and effect.

         B.  Landlord  and  Tenant  are  business  entities  having  substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

         C. No inferences shall be drawn from the fact that the final, duty executed Lease differs in any respect from any previous draft hereof.

         D. If there is more than one Tenant, the obligations of each shall be joint and several.

         Section 24.23  Waiver of Trial by Jury

         The parties hereto each waive all right to elect a trial by jury in any litigation relative to this Lease.

         Section 24.24  Tenant's Remedies

         Tenant shall have the right to seek all remedies at law and/or in equity, including an order for specific performance, to obtain full performance of all Landlord's obligations under this Lease, and/or to recover damages for any breach by Landlord hereunder; provided, however, that Tenant shall not have the right (i) to terminate this Lease (except as otherwise specifically provided in this Lease) by reason of any breach of Landlord's obligations hereunder; (ii) to set-off against Rentals hereunder any amounts owing to Tenant by Landlord; or
(iii) to assert by way of defense, cross-claim or counterclaim in any action by Landlord to recover Rental or other sums due from Tenant any right to withhold Rental or to pay less than the amount due hereunder. Any exercise of Tenant's rights hereunder shall be through a separate and independent action unrelated to any claim Landlord has against Tenant for Rental due hereunder.

         Section 24.25  Landlord and Tenant Relationship

         The parties hereto specifically acknowledge and agree that, notwithstanding any other provision contained in this Lease (including the provisions for payment of Percentage Rental), it is the intent of the parties that their relationship thereunder is and shall at all times be that of Landlord and Tenant and not that of partners, joint venturers, lender and borrower, or any other relationship other than that of Landlord and Tenant.

                                END OF ARTICLE 24

                                   ARTICLE 25

                               SPECIAL PROVISIONS


          Section 25.01  Supremacy of Article 25

          Notwithstanding anything contained in this Lease to the contrary, the provisions of this Article 25 shall be controlling and any inconsistencies between the provisions of this Article 25 and any other provision contained in this Lease shall be decided in favor of this Article 25.

         Section 25.02  Completion of Construction

         Landlord is obligated to complete construction of the Premises in accordance with the plans and specifications set forth in Exhibit A, (the "Work"). The Work is not an Expansion as defined in Section 9.01 and the provisions of Article 9 does not apply to the Work.

         EXECUTED under seal as of the date first written above.

TENANT:                                            LANDLORD:

MARRIOTT SENIOR LIVING SERVICES, INC.              HMC RETIREMENT
                                                     PROPERTIES, INC.


By:  /s/                                           By: /s/
Its: President                                     Its: Vice President


ATTEST:                                            ATTEST:


By: /s/                                            By: /s/
[Assistant] Secretary                              [Assistant] Secretary

[Corporate Seal]

                                Omitted Exhibits


         The following exhibits to the Assignment and Assumption of Leases, Guarantees and Permits have been omitted:

Exhibit Letter                      Exhibit Title

      A                             The Premises.
      B                             The Leases.
      C                             The Guarantees


         The registrant agrees to furnish supplementally a copy of the foregoing omitted exhibits to the Securities and Exchange Commission upon request.

                           SCHEDULE TO EXHIBIT 10.8

         Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Leases and Sublease, which are substantially identical in all material respects to the Lease for the Marriott Brighton Gardens Facility located in Scottsdale, Maricopa County, Arizona filed herewith, are omitted. The following list sets forth the material differences in the leased premises, landlord, minimum annual rental, the Percentage Rent "Break Point," and Section 25.



                                                               Minimum                Percentage
                                                                Annual                   Rent
Leased Premises                          Landlord               Rental               "Break Point"         Section 25
-------------------------------------------------------------------------------------------------------------------------
Sun City                              HMC Retirement           $918,000                $2,508,000          See attached
Maricopa County, AZ                   Properties, Inc.                                                     Schedule D.

Port St. Lucie,                       HMC Retirement           $945,000                $2,287,000          See attached
St. Lucie County FL                   Properties, Inc.                                                     Schedule D.

Bellaire/Houston                      HMC Retirement           $1,213,000              $3,086,000          See attached
Harris County, TX                     Properties, Inc.                                                     Schedule E.

Virginia Beach                        HMC Retirement           $717,000                $1,960,000          See attached
City of Virginia Beach, VA            Properties, Inc.                                                     Schedule E.

Bedfort Court                         HMC Retirement           $4,054,000              $7,379,000          See attached
Montgomery, MD                        Properties, Inc.                                                     Schedule E.

Deerfield Beach/                      HMH Properties, Inc.     $127,900                $4,227,000          See attached
Horizon  Club                                                                                              Schedule E.
Broward County, FL

Palms Harbor                          HMC Retirement           $2,346,000              $5,592,000          See attached
Pinellas County, FL                   Properties, Inc.                                                     Schedule E.

Boca Pointe                           HMH Properties, Inc.     $3,376,000              $6,473,000          See attached
Palm Beach, FL                                                                                             Schedule E.

Church Creek                          HMC Retirement           See attached            $6,576,000          See attached
Cook County, IL                       Properties, Inc.         Schedule B.                                 Schedule F.

Villa Valencia                        HMC Retirement           $3,319,000              $9,326,000          See attached
Orange County, CA                     Properties, Inc.                                                     Schedule G.

Calusa Harbour                        HMC Retirement           See attached            $6,731,000          See attached
Lee County, FL                        Properties, Inc.         Schedule C.                                 Schedule H.

The Jefferson                         HMC Retirement           $2,208,000              $6,579,000          See attached
Arlington County, VA                  Properties, Inc.                                                     Schedule I.




The Colonnades                        HMC Retirement           $2,892,000              $6,434,000          See attached
Albermarle County, CA                 Properties, Inc.                                                     Schedule J.

                           SCHEDULE B TO EXHIBIT 10.8

                             MINIMUM RENTAL SCHEDULE


Period                                                  Minimum Rental
------                                                  --------------
Commencement Date though end of 2001                      $1,600,000
2002 through the end of 2010                              $3,000,000

                           SCHEDULE C TO EXHIBIT 10.8

                                    EXHIBIT F

                             MINIMUM RENTAL SCHEDULE


YEAR                PRINCIPAL AMORTIZATION                ADMINISTRATIVE FEES
----                ----------------------                -------------------
1993                        $424,000                            $23,502
1994                        $468,000                            $23,502
1995                        $517,000                            $23,502
1996                        $571,000                            $23,502
1997                        $631,000                            $23,502
1998                        $697,000                            $23,502
1999                        $770,000                            $23,502
2000                        $850,000                            $23,502
2001                        $940,000                            $23,502
2002                      $1,038,000                            $23,502
2003                      $1,147,000                            $23,502
2004                      $1,267,000                            $23,502
2005                      $1,399,000                            $23,502
2006                      $1,546,000                            $23,502
2007                      $1,708,000                            $23,502
2008                      $1,887,000                            $23,502
2009                      $1,903,000                            $23,502

                           SCHEDULE D TO EXHIBIT 10.8

                                   ARTICLE 25

                               SPECIAL PROVISIONS

         Section 25.01     Supremacy of Article 25

         Notwithstanding anything contained in this Lease to the contrary, the provisions of this Article 25 shall be controlling and any inconsistencies between the provisions of this Article 25 and any other provision contained in this Lease shall be decided in favor of this Article 25.

         Section 25.02     Work in Progress

         The parties acknowledge that there is ongoing construction at the Premises that includes, among other things, the conversion of personal care rooms to nursing rooms, the construction of new nursing rooms and increased dining, pantry, storage and parking areas (collectively, the "Work"). The Work is not an Expansion as defined in Section 9.01 and the provisions of Article 9 do not apply to the Work.

                                END OF ARTICLE 25

                           SCHEDULE E TO EXHIBIT 10.8

                                   ARTICLE 25

                               SPECIAL PROVISIONS

                            [INTENTIONALLY NOT USED]

                               END OF ARTICLE 25

                           SCHEDULE F TO EXHIBIT 10.8

                                   ARTICLE 25

                               SPECIAL PROVISIONS

         Section 25.01 Definitions

         The capitalized terms contained in this Article 25 which are not defined below or elsewhere in this Lease shall have the meanings ascribed to them in the Reimbursement Agreement (the "Reimbursement Agreement"), dated as of April 15, 1991, between Landlord and Allied Irish Banks, p.l.c.

         Section 25.02 Landlord's Bond Obligations

         In 1991, Landlord refinanced its Indebtedness related to the Premises by entering into, among other agreements with the Bank, the Reimbursement Agreement, the Borrower Documents, and the Related Documents. Landlord remains obligated to the Bank under the terms of the Reimbursement Agreement, the Borrower Documents, and the Related Documents, and Landlord intends to restructure this Indebtedness (the "Restructuring") in accordance with the terms of that certain Letter of Intent, dated July 29, 1993, between Landlord and the Bank. In the event that Tenant is dispossessed of the Premises as a direct result of Landlord's default under the terms of the Reimbursement Agreement, the Borrower Documents, or the Related Documents, this Lease shall automatically terminate and Tenant's obligations to landlord hereunder shall expire.

         Section 25.03  Collateral Assignment of Lease

         In connection with the Restructuring, Landlord intends to grant to the Bank a collateral assignment and security interest in this Lease to secure Landlord's obligations under the Borrower Documents and the Related Documents. Landlord hereby acknowledges and recognizes the Bank's interests in this Lease under the terms of the Restructuring and agrees not to interfere with such interests.

         Section 25.04 Lease Subordination

         Notwithstanding anything to the contrary contained in this Lease, including, without limitation, the provisions of Section 19.02, all rights and interests of Tenant in and to the Premises are and shall be expressly junior, subject and subordinate in all respects to (i) that certain Mortgage Security Agreement and Assignment of Leases and Occupancy Agreements, Rents and Profits dated as of May 8, 1991 and are recorded on that date with the Recorder's Office of Orange County, Florida (the "Mortgage"), (ii) the Reimbursement Agreement; and (iii) any other Related Documents; provided, however, that the Bank, at any time, may permit, in its sole and absolute discretion, upon written confirmation, this Lease to be treated as having priority over the lien of the Mortgage. Notwithstanding any provision of this Lease to the contrary, the terms of the Mortgage shall govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the Property shall, insofar as they apply to the Bank, be limited to insurance proceeds or eminent domain awards received by the Bank after the deduction of all reasonable costs and expenses incurred in obtaining such proceeds or awards. Section 25.05 Tenant's Bond Obligations

         Notwithstanding anything to the contrary contained in this Lease, Tenant covenants to pay Landlord as Additional Rental in an amount and when due and payable, in each and every case, all amounts due and payable under the Borrower Documents and the Related Documents, including, whether upon maturity, as a result of acceleration or otherwise, the full principal amount of the Bonds; however, such Additional Rental shall not include interest on the Bonds or the sinking Fund Payments mandated by ss.3.02 of the Indentures, such obligations having been included in the calculation of Minimum Rental. Except as set forth in the preceding sentence, Tenant's obligations contained in this
Section 25.04 shall be in addition to, and not to the exclusion of, Tenant's other obligations under this Lease, including, but not by way of limitation, Tenant's obligations under Article 5 of this lease.

         Section 25.06 Prepaid Rental

         If, under the terms of this Article 25, Tenant is required to pay the full principal amount of the Bonds, whether upon maturity, acceleration, or otherwise, Tenant shall be entitled to a credit against Minimum Rental for such payment, which credit until it is exhausted shall constitute Prepaid Rental and be applicable to future Minimum Rental due. The unapplied portion of such Prepaid Rental shall bear interest at the Prime Rate as set from time to time by Bankers Trust Company, New York, New York, with such interest constituting additional Prepaid Rental.

         Section 25.07  Delivery of Rental

         In accordance with the provisions of Sections 5.02A and 22.01 of this lease, Landlord hereby directs Tenant to pay directly to the Bank all Rentals required under this Lease at the Bank's address for the receipt of payments specified in the Reimbursement Agreement.

         Section 25.08 Notices

         Tenant agrees to give to the Bank a copy of any notice of default under the Lease served by Tenant upon Landlord. Landlord agrees to give to the Bank a copy of any notice of default under the Lease served by Landlord upon Tenant.

         Section 25.09 Limitation on Termination Rights

         Tenant hereby waives, to the extent permitted by law, the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or the obligations of Tenant under this Lease by reason of any foreclosure proceedings, so long as the Bonds remain outstanding.

                                END OF ARTICLE 25

                           SCHEDULE G TO EXHIBIT 10.8

                                   ARTICLE 25

                               SPECIAL PROVISIONS

         Section 25.01     Supremacy of Article 25

         Notwithstanding anything contained in this Lease to the contrary, the provisions of this Article 25 shall be controlling and any inconsistencies between the provisions of this Article 25 and any other provision contained in this Lease shall be decided in favor of this Article 25.

         Section 25.02     Definitions

         The capitalized terms contained in this Article 25 which are not defined below or elsewhere in this Lease shall have the meanings ascribed to them in the Reimbursement Agreement (the "Reimbursement Agreement"), dated as of April 15, 1991, between Landlord and Allied Irish Banks, p.l.c.

         Section 25.03 Landlord's Bond Obligations

         In 1991, Landlord refinanced its Indebtedness related to the Premises by entering into, among other agreements with the Bank, the Reimbursement Agreement, the Borrower Documents, and the Related Documents. Landlord remains obligated to the Bank under the terms of the Reimbursement Agreement, the Borrower Documents, and the Related Documents, and Landlord intends to restructure this Indebtedness (the "Restructuring") in accordance with the terms of that certain Letter of Intent, dated July 29, 1993, between Landlord and the Bank. In the event that Tenant is dispossessed of the Premises as a direct result of Landlord's default under the terms of the Reimbursement Agreement, the Borrower Documents, or the Related Documents, this Lease shall automatically terminate and Tenant's obligations to landlord hereunder shall expire.

         Section 25.04 Lease Subordination

         Notwithstanding anything to the contrary contained in this Lease, including, without limitation, the provisions of Section 19.02, all rights and interests of Tenant in and to the Premises are and shall be expressly junior, subject and subordinate in all respects to (i) that certain Mortgage Security Agreement and Assignment of Leases and Occupancy Agreements, Rents and Profits dated as of May 8, 1991 and are recorded on that date with the Recorder's Office of Orange County, Florida (the "Mortgage"), (ii) the Reimbursement Agreement; and (iii) any other Related Documents; provided, however, that the Bank, at any time, may permit, in its sole and absolute discretion, upon written confirmation, this Lease to be treated as having priority over the lien of the Mortgage. Notwithstanding any provision of this Lease to the contrary, the terms of the Mortgage shall govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the Property shall, insofar as they apply to the Bank, be limited to insurance proceeds or eminent domain awards received by the Bank after the deduction of all reasonable costs and expenses incurred in obtaining such proceeds or awards.

         Section 25.05 Asbestos

         Landlord and Tenant acknowledge the presence of Asbestos Containing Material ("ACM") in the Premises. Landlord is in the preliminary stages of litigation against Versar, Inc., a consulting firm (the "Consultant") that erroneously represented to Landlord that there was no ACM in the Premises. If Tenant, as a result of the assignment set forth in Section 25.07, is successful in its suit against the Consultant and recovers monetary damages attributable to the presence of ACM in the Premises, Tenant shall deduct from the gross award obtained in such litigation or settlement thereof (the "Gross Award") all costs incurred in pursuing said litigation such as, but not limited to, reasonable attorneys' fees, consultant fees, in-house expenses, and court costs and place the remainder of such award (the "Net Award") in an interest bearing escrow account controlled by Tenant ("Escrow Account"). The Net Award and all interest earned thereon, shall be used by Tenant to pay for any and all costs associated with the presence of ACM in the Premises and to pay for the remediation, monitoring or removal of such ACM by Tenant which may be performed at Tenant's sole discretion, unless required pursuant to any Environmental Law ("ACM Costs"). Tenant shall be reimbursed for its ACM Costs to the extent there are funds available in the Escrow Account. Tenant shall provide notice to landlord prior to drawing any funds out of the Escrow Account and shall provide Landlord with documentation reasonably satisfactory to Landlord evidencing that the funds withdrawn from the Escrow Account will be used to reimburse Tenant for its ACM Costs. Upon expiration of the lease any funds remaining in the Escrow Account, plus accrued interest, shall become the property of Landlord.

         Section 25.06 Landlord's Cooperation

         Landlord agrees upon request by Tenant to sign promptly, and without charge, any documents (i) required by any governmental authority of (ii) that Tenant determines are necessary or reasonably desirable to pursue litigation against the Consultant; provided, however, that all costs and expenses associated therewith shall be the sole obligation of Tenant, and shall not be deducted from the Gross Award, and Tenant shall promptly pay and discharge the same, and provided further, that the execution of any such document shall not expose Landlord to any personal liability. Tenant hereby agrees that it will fully indemnify, defend and save Landlord harmless from and against any and all costs, losses and expenses, including, without limitation, any and all legal fees and court costs incurred or suffered by Landlord as a result of its compliance with the obligations imposed upon Landlord under this Section 25.06 or as a result of Tenant's actions or failure to act in connection with ACM in the Premises and the suit against the Consultant.

         Section 25.07 Assignment of Rights

         During the Term, and except as otherwise provided in this Article 25, Landlord hereby assigns to Tenant all of its right, title and interest to any awards or damages resulting from the presence of ACM in the Premises and Landlord will not pursue any independent right of recovery against any entity by reason of the presence of ACM in the Premises during the Term.

         Section 25.08 Notices

         Tenant agrees to give to the Bank a copy of any notice of default under the Lease served by Tenant upon Landlord. Landlord agrees to give to the Bank a copy of any notice of default under the Lease served by Landlord upon Tenant.

         Section 25.09 Limitation on Termination Rights

         Tenant hereby waives, to the extent permitted by law, the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or the obligations of Tenant under this Lease by reason of any foreclosure proceedings, so long as the Bonds remain outstanding.

                                END OF ARTICLE 25

                           SCHEDULE H TO EXHIBIT 10.8

                                   ARTICLE 25

                               SPECIAL PROVISIONS

         Section 25.01 Definitions

         The capitalized terms contained in this Article 25 not defined below or elsewhere in this Lease shall have the meanings ascribed to them in the Assignment, Assumption and Consent Agreement (the "Assignment Agreement"), dated December 21, 1989, between Landlord, Host Marriott Corporation, Congregate Housing Partnership, Sun Bank, N.A., Barnett Banks Trust, N.A., and Citizens Fidelity Mortgage Company; and those meanings ascribed to them in the Bond Documents, as defined in the Assignment Agreement, including, but not by way of limitation, the Developer Agreement, the Regulatory Agreement as to tax exemption, the Deed Restrictions Agreement, and the Mortgage.

         Section 25.02 Landlord's Bond Obligations

         In connection with Landlord's purchase of the Premises, Landlord, as evidenced in the Assignment Agreement, assumed various obligations of the obligor under the Bond Documents. Landlord remains obligated under the Bond Documents as provided in the Assignment Agreement. Provided that Tenant is not in default under the terms of the Lease, in the event that Tenant is dispossessed of the Premises solely as a result of Landlord's default under the terms of the Bond Documents, the Lease shall automatically terminate as of the date of any such dispossession and Tenant's obligations to Landlord thereunder shall expire.

         Section 25.03 Non-Interference

         Tenant acknowledges Landlord's obligations under the Bond Documents and agrees not to interfere with the rights of the Trustee, the Bondholder, or the Issuer thereunder. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be prohibited from taking any action or failing to take any action under the Lease which would result in a default under the Bond Documents, until the earlier of the expiration of the Term or Landlord's satisfaction of its obligations under the Bond Documents. The foregoing prohibition is expressly applicable to, but not by way of limitation, Sections 7.02, 9.01, 16.02, 16.03, and 21.01 among others.

         Section 25.04 Tenant's Bond Obligations

         Notwithstanding anything to the contrary contained in this Lease, Tenant agrees to pay Landlord as Additional Rental, in an amount and when due and payable, all interest due and payable on the Bonds in accordance with the provisions of Section 2.02 of the Trust Indenture. Tenant's obligations contained in this Section 25.04 shall be in addition to, and not to the exclusion of Tenant's other obligations under this Lease, including, but not by way of limitation, Tenant's obligations under Article 5 of this Lease.

         Section 25.05 Bond Acceleration

         Notwithstanding anything to the contrary contained in this Lease, if Landlord is required to pay the full principal amount of the Bonds prior to maturity, Tenant shall continue to pay the Minimum Rental required to be paid under Article 5 of this Lease and the Additional Rental required to be paid under this Article 25 as if the bond obligations had continued in existence until maturity. Tenant's obligations to pay Minimum Rental and the Additional Rental required to be paid under this Article 25 shall be unaffected by Landlord's satisfaction of its obligations under the Bonds.

         Section 25.06 Delivery of Rental

         In accordance with the provisions of Sections 5.02A and 22.01 of this Lease, Landlord hereby directs Tenants to pay directly to Sun Bank, as Trustee, all Minimum Rental required to be paid under Article 5 of this Lease and all Additional Rental required to be paid under this Article 25, until Landlord's obligations under the Bond Documents have been satisfied.

         Section 25.07 Additional Tenant Indemnifications

         Solely for the purposes of the Indemnifications contained in Article 8 of this Lease, the Issuer shall be deemed to be an "Indemnified Party", as such term is defined in Section 8.01A.

                                END OF ARTICLE 25

                           SCHEDULE I TO EXHIBIT 10.8

                                   ARTICLE 25

                             CONDOMINIUM PROVISIONS

         Section 25.01     Supremacy of Article 25

         Notwithstanding anything contained in this Lease to the contrary, the provisions of this Article 25 shall be controlling and any inconsistencies between the provisions of this Article 25 and any other provision contained in this Lease shall be decided in favor of this Article 25.

         Section 25.02     Definitions

         "Condominium  Act" shall  have the  meaning  ascribed  to it in Section
25.03.

         "Condominium Instruments" shall mean the Amended and Restated Declaration for The Jefferson Senior Living Condominium Community, recorded in Deed Book 2537 at Page 1269 among the land records of Arlington County, Virginia, together with the Bylaws and all other exhibits thereto.

         "Condominium Unit" shall mean the residential condominium units at The Jefferson.

         "Deed of Bargain and Sale" shall mean that certain Deed of Bargain and Sale attached hereto as Exhibit G.

         "The Jefferson" shall mean the Jefferson Senior Living Condominium Community in Arlington, Virginia, as recorded in Deed Book 2537 at page number 1289 among the land records of Arlington County, Virginia.

         "Minimum Required Fee" shall have the meaning ascribed to it in the Deed of Bargain and Sale.

         "Reverted Unit" shall have the meaning ascribed to it in Section 25.10.

         "Revertee" shall have the meaning ascribed to it in the Deed of Bargain and Sale.

         "Revertor" shall have the meaning ascribed to it in the Deed of Bargain and Sale.

         "Sales Period" shall have the meaning ascribed to it in the Deed of Bargain and Sale.

         "Unit Three" shall have the meaning ascribed to it in the Condominium Instruments.

         Section 25.03 Right as Declarant

         To the fullest possible extent, Landlord hereby transfers and assigns all rights, power, and duties as "Declarant" under Section 55-79.39 et seq. of the Code of Virginia (1950) ("Condominium Act") and the Condominium Instruments to Tenant and Tenant's successors and assigns until the termination of this Lease. To evidence and effectuate the transfer, Landlord and

Tenant shall sign, acknowledge and record a "Transfer of Special Declarant Rights" in accordance with the Condominium Act and the Condominium Instruments in form similar to the form attached hereto as Exhibit F.

         Section 25.04 Rights as Unit Owner

         To the fullest possible extent, Landlord hereby transfers and assigns all rights, powers, duties and obligations as a "Unit Owner" under the
Condominium Act and the Condominium Instruments to Tenant and Tenant's successors and assigns until the termination of this Lease; provided, however, that Tenant is expressly not authorized to exercise Landlord's rights as a "Unit Owner" under Section 55-79.72:1 of the Virginia Condominium Act.

         Section 25.05 Easement and Other Rights

         To the fullest possible extent, Landlord hereby transfers and assigns all rights, powers, duties and obligations under any applicable easement, license or permit affecting the Premises to Tenant and Tenant's successors and assigns until the termination of this Lease.

         Section  25.06   Compliance   with   Condominium  Act  and  Condominium
Instruments

         Subject to Section 25.07, Tenant's right to use and occupy the Premises shall be subject and subordinate in all respects to the provisions of the Condominium Instruments and to such other rules and regulations as the Board of Directors of the unit owners association may from time to time promulgate ("Rules and Regulations"). Failure to comply with the provisions of the Condominium Instruments or the Rules and Regulations shall constitute a material breach of this Lease. Tenant shall indemnify and hold harmless Landlord from and against any damages, direct or indirect, incurred by Landlord as a result of the negligent acts or omissions of Tenant and the noncompliance by Tenant and Tenant's permittees, licensees, employees and agents with the provisions of any of the Condominium Instruments, the Rules and Regulations, and the Condominium Act.

         Section 25.07 Modification of Insurance, Restoration and Condemnation Provisions

         Because the Premises are subject to the Condominium Instruments and the Condominium Act, certain portions of Articles 13, 14 and 15 are not applicable and must be modified. Therefore, notwithstanding the provisions of Section 13.02, the first sentence of Section 13.08, 14.01, 14.02 and 15.06 I and J, the applicable provisions of the Condominium Instruments and the Condominium Act shall govern; provided, however, that any reference in this Lease to insurance or condemnation proceeds shall mean those proceeds to which Tenant is entitled pursuant to the Condominium Instruments and the Condominium Act and, to the extent that any right or obligation of the parties is inconsistent with the Condominium Instruments or the Condominium Act, such right or obligation shall be void.

         Section 25.08 Further Assurances

         Landlord and Tenant shall sign, acknowledge and, if appropriate, record such further documents as may be required from time to time to effectuate the provisions of this Article.

         Section 25.09 Fees for the Sale of Reverted Units

         Tenant shall receive a fee equal to six percent (6%) of the sales price ("Sales Fee"), payable at closing, for each Reverted Unit sold. Tenant shall provide the marketing, advertising, printing, mailing and other services necessary to promote the sale of a Reverted Unit.

         Section 25.10 Reversion of Condominium Units

         The Deed of Bargain and Sale contains a reversionary clause that, under certain circumstances, can cause title to a Condominium Unit to revert to the Revertee. The specific conditions that create this event are set forth in the Deed of Bargain and Sale. If title to a Condominium Unit reverts to the Revertee during the Term (a "Reverted Unit"), Tenant shall use its best efforts to sell the Reverted Unit at a reasonable market price, taking into account prevailing market conditions and in accordance with the provisions contained in the Deed of Bargain and Sale. If the Reverted Unit is sold during the Sales Period, Landlord shall pay to the Revertor the gross sales price less the deductions permitted in the Deed of Bargain and Sale. Upon the sale of a Reverted Unit, Landlord shall pay to Tenant the Sales Fee payable under Section 25.09 hereof and the Minimum Required Fee that Landlord is permitted to deduct from the gross sales price.

         If the Reverted Unit is not sold during the Sales Period, Tenant shall purchase the Reverted Unit from Landlord within twenty (20) days after the expiration of the Sales Period for an amount equal to the price Landlord is required to pay to the Revertor under Paragraph 3 of the Deed of Bargain and Sale. Title to any Reverted Unit conveyed to Tenant shall be subject only to the conditions and encumbrances that existed at the time of the reversion but shall not include any liens, mortgages or deeds of trust. All closing costs associated with the transfer of a Reverted Unit to tenant shall be shared equally by tenant and Landlord.

         At the expiration of the Term, provided that Tenant is not in default, Tenant shall have the option, at its sole discretion, to require Landlord to purchase any or all of the Reverted Units owned by tenant for a price equal to the fair market value of the Reverted Units being sold. All closing costs associated with the transfer of the Reverted Units to Landlord shall be shared equally by Tenant and Landlord. Tenant shall not be entitled to receive a Sales Fee upon the sale of Reverted Units to Landlord.

         Section 25.11 Limitation on Change of Use

         Notwithstanding the provisions contained in Article 7 hereof, at least ten (10) years of the Term must remain for tenant to make a Change of Use of Unit Three unilaterally. If the remaining Term is less than ten (10) years but greater than three (3) and Tenant desires to make a Change of Use of Unit Three, Tenant must obtain Landlord's prior written approval, which may not be unreasonably withheld, conditioned, or delayed. If the remaining Term is less than three (3) years, the provision of Section 7.02 shall govern Change of Use.

                                END OF ARTICLE 25

                           SCHEDULE J TO EXHIBIT 10.8

                                   ARTICLE 25

                               SPECIAL PROVISIONS

Section 25.01  Supremacy of Article 25

         Notwithstanding anything contained in this Sublease to the contrary, the provisions of this Article 25 shall be controlling and any inconsistencies between the provisions of this Article 25 and any other provision contained in this Sublease shall be decided in favor of this Article 25.

Section 25.02  New Definitions

"Lessee" shall have the meaning ascribed to it in Recital A.
"Lessor" shall have the meaning ascribed to it in Recital A.
"Groundlease" shall have the meaning ascribed to it in Recital A.

Section 25.03  Obligations of Subtenant

         During the Term, Subtenant shall pay directly to Lessor all payments due under the Groundlease and perform all obligations (other than those that can only be performed by Sublandlord) of Lessee under the Groundlease.

Section 25.04  Affirmative Covenants of Sublandlord

         During the Term, Sublandlord shall not take any action that will cause an Event of Default to occur under the Groundlease as that term is defined in the Groundlease. Sublandlord shall comply with all of its obligations as Lessee under the Groundlease including, without limitation, the restrictions imposed upon Lessee in the Groundlease with respect to: (i) assignment and subletting,
(ii) leasehold financing, (iii) encumbering the feehold interest, and (iv) supplying financial information about itself to Lessor. Sublandlord shall not terminate the Groundlease without Subtenants written consent which consent may be withheld at Subtenant's sole discretion. Sublandlord shall provide copies to Subtenant of all notices received from Landlord within 7 days of receipt of same. If Sublandlord breaches any of the covenants set forth above, Subtenant's exclusive remedy for such breach shall be limited to monetary damages and Subtenant shall not be entitled to the remedy of injunctive relief.

Section 25.05  Default by Sublandlord Under the Groundlease

         If an Event of Default occurs under the Groundlease, as that term is defined in the Groundlease, and the leasehold mortgagee, if any, fails to cure such default within the time requirements set forth in the Groundlease, Subtenant shall have the right to cure such default on behalf of Sublandlord. Any sums expended by Subtenant in curing such default shall be credited against the Minimum - Rental, Percentage Rental, and Alternative and/or Expansion Rental, if any, due Sublandlord under this Sublease.

Section 25.06  Lessor's Right to Sell the Land

         If Sublandlord receives notice from Lessor of its intention to sell or assign the Land pursuant to Article XIV of the Groundlease, Sublandlord will promptly notify Subtenant of the receipt of such notice and inform Subtenant if it intends to negotiate with Lessor for the purchase of the Land. If Sublandlord elects to negotiate with Lessor for the purchase of the Land, Sublandlord will keep Subtenant informed as to the status of such negotiations. If Sublandlord elects not to negotiate with Lessor for the purchase of the Land, Sublandlord will notify Subtenant and Lessor of its decision within thirty (30) days of its receipt of notice from Lessor, and Subtenant shall have the right, and Sublandlord hereby assigns to Subtenant all of the rights of Sublandlord, to negotiate with Lessor for the purchase of the Land as set forth in Article XIV of the Groundlease.

Section 25.07  Special Insurance Provisions

         Notwithstanding any provisions of this Sublease to the contrary, the terms of the Groundlease shall govern with respect to the disposition of any insurance proceeds in the event of a casualty. In the event of any inconsistencies between this Sublease and the Groundlease with respect to the disposition of any insurance proceeds in the event of a casualty, the Groundlease shall be controlling. Furthermore, Subtenant shall be obligated to comply with the insurance provisions that are more stringent, either in the Groundlease or Sublease.

Section 25.08  Special Condemnation Provisions

         In the event of a taking of a portion or all of the Premises, Article VIII of the Groundlease shall supersede the provisions of Article XV contained herein. Sublandlord shall not negotiate a settlement with Lessor or any taking authority without the participation of Subtenant in any such negotiations nor agree to any settlement without the written approval of Subtenant. The provision of Article XV herein shall apply to Sublandlord and Subtenant only to the extent such provisions do not contradict the provision of Article VIII of the Groundlease.

Section 25.09  Termination of Groundlease by Lessor

         In the event Lessor provides notice of its intent to terminate the Groundlease pursuant to Section 12.1 of the Groundlease, Sublandlord shall promptly notify Subtenant and shall take such action as Subtenant may direct Sublandlord to do at no cost or liability to Sublandlord, provided, however, such action is not an Event of Default under the Groundlease or this Sublease. In the event the Groundlease is terminated pursuant to Section 12.2 of the Groundlease, Sublandlord shall not negotiate a settlement with Lessor without the participation of Subtenant in any such negotiations nor agree to any settlement without the written approval of Subtenant. Subtenant's participation shall be limited in a manner and to an extent commensurate with its interest in the proceeds of the sale. The purchase price agreed to by Lessor, Sublandlord and Subtenant shall be distributed to Sublandlord and Subtenant and treated as if such sum were condemnation proceeds in a total taking as of the date the Premises are sold to Lessor and the provisions of Section 15.04 of the Sublease shall be controlling.

Section 25.10  Termination of Sublease

         Notwithstanding anything to the contrary contained in this Sublease, if the Groundlease is terminated through no fault of Subtenant, this Sublease shall automatically terminate and Subtenant's obligations to Sublandlord hereunder shall expire.

Section 25.11  Subleasing and Assignment of Sublease

         Notwithstanding any provisions of this Sublease to the contrary, the terms of the Groundlease shall govern with respect to any subleasing and assignment of this Sublease.

                                END OF ARTICLE 25